                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            THE JOHN NUVEEN COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No Fee Required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 6, 1999

TO THE SHAREHOLDERS OF THE JOHN NUVEEN COMPANY:

     Notice is hereby given that the annual meeting of the shareholders of The John Nuveen Company, a Delaware corporation (the "Company"), will be held in the 6th floor auditorium of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Thursday, May 6, 1999, at 10:30 a.m. for the following purposes:

          1. To elect four directors by vote of the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, and three directors by vote of the holders of the Company's Class B Common Stock, voting as a separate class, to serve until the next annual meeting and until their successors shall have been duly elected and qualified.

          2. To consider and vote upon the Company's revised incentive compensation plans:

            A. The Amended and Restated 1996 Equity Incentive Award Plan; and

            B. The 1999 Executive Officer Performance Plan.

          3. To ratify the selection of KPMG LLP as independent auditors for the Company.

          4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 18, 1999 are entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

March 31, 1999

                                                          ALAN G. BERKSHIRE
                                                              Secretary

                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The John Nuveen Company (the "Company") of proxies to be voted at the annual meeting of the shareholders of the Company to be held on May 6, 1999, and at any and all adjournments of such meeting.

     At the annual meeting, shareholders will vote on the election of directors, approval of the Company's Amended and Restated 1996 Equity Incentive Award Plan and its 1999 Executive Officer Performance Plan, and the ratification of the selection of KPMG LLP as independent auditors for the Company. All duly executed proxies received by management prior to the meeting will be voted in accordance with the choices specified by shareholders on their proxies. If no choice is specified by a shareholder, the shares of such shareholder will be voted FOR the election of the four nominees for directors listed in this Proxy Statement that are to be elected by the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, FOR approval of the Company's Amended and Restated 1996 Equity Incentive Award Plan, and FOR approval of its 1999 Executive Officer Performance Plan, and FOR ratification of the selection of the independent auditors of the Company. Holders of the Company's Class B Common Stock are entitled to nominate and elect at the meeting four additional directors as described in the section entitled "Election of Directors" below. The Class B Shareholders have nominated only three directors to stand for election. Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by the proxies are not being voted with respect to a particular matter. Applicable broker rules may not permit a broker to vote shares held in street name with respect to such matter in absence of instructions from the beneficial owner of the shares. The shares represented by broker proxies which are not voted with respect to such matter will not be considered present and entitled to vote with respect to such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. If a quorum is present, these shares will not affect the determination of whether such matter is approved.

     As of March 18, 1999, there were issued and outstanding 6,857,798 shares of Class A Common Stock, 24,441,738 shares of Class B Common Stock and 1,800,000 shares of 5% Cumulative Convertible Preferred Stock. The Class A Common Stock and the Class B Common Stock are sometimes referred to collectively herein as the "Common Stock" of the Company. Those persons who were shareholders of record of each class of Common Stock at the close of business on March 18, 1999 will be entitled to one vote for each share held. The Company's outstanding 5% Cumulative Convertible Preferred Stock (the "Preferred Stock") is non-voting.

     Under the Company's By-laws, a majority of the outstanding shares of the class or classes entitled to vote on a particular matter and represented in person or by proxy will constitute a quorum for consideration of such matter at the annual meeting. Under the Company's Certificate of Incorporation, in the event that any person or group becomes the beneficial owner (as defined in the Certificate of Incorporation) of more than 20% of the outstanding shares of Class A Common Stock, the shares of Class A Common Stock beneficially owned by such person or group in excess of 20% of the outstanding shares of such class shall have no voting rights and shall be deducted from the total number of shares of Class A Common Stock for purposes of determining the number of shares of Class A Common Stock, or Common Stock, as the case may be, necessary to constitute a quorum or required to approve a matter submitted for shareholder approval. To the knowledge of the Company, on March 18, 1999 no person or group was the beneficial owner of more than 20% of the outstanding shares of Class A Common Stock.

     This Proxy Statement was initially mailed to shareholders on or about March 31, 1999. The cost of preparing, printing and mailing this Proxy Statement, the accompanying notice and the enclosed proxy, and all other costs in connection with the solicitation of proxies, will be paid by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to furnish proxy material to the beneficial owners of the Company's Class A Common Stock of whom they have knowledge and will reimburse them for their expenses for so doing. Additional solicitation may be made by letter, telephone or telecopier by officers and employees of the Company and its affiliates.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

PRINCIPAL HOLDERS

     The following table sets forth the beneficial ownership as of March 18, 1999, unless otherwise indicated, of the Company's Class A and Class B Common Stock, of each person known by the Company to own beneficially more than 5% of either such class:

                                            NUMBER
                                          OF SHARES                      PERCENT OF        PERCENT OF
                                         BENEFICIALLY      CLASS OF        CLASS          TOTAL STOCK
           NAME AND ADDRESS                 OWNED           STOCK      OUTSTANDING(1)    OUTSTANDING(1)
           ----------------              ------------      --------    --------------    --------------
The St. Paul Companies, Inc. ..........   24,441,738          B            100.0%             78.1%
  385 Washington Street
  St. Paul, MN 55102
Timothy R. Schwertfeger................      669,700(2)       A              9.2               2.1
  333 W. Wacker Drive
  Chicago, IL 60606
Anthony T. Dean........................      927,159(3)       A             12.3               2.9
  333 W. Wacker Drive
  Chicago, IL 60606
George W. Connell......................      771,300(4)       A             11.2               2.5
  Two Radnor Corporate Center
  Suite 400
  Radnor, PA 19087
Richard J. Franke......................      629,530(5)       A              8.9               2.0
  400 North Michigan Ave.
  Suite 300
  Chicago, IL 60611
Donald E. Sveen........................      619,881(6)       A              8.8               2.0
  1749 S. Naperville Road
  Wheaton, IL 60187
Royce & Associates, Inc. ..............      390,500(7)       A              5.7               1.2
Charles M. Royce
  1414 Avenue of the Americas
  New York, NY 10019

                                                   (Footnotes on following page)

(Footnotes continued from previous page)

     (1) For each of Messrs. Schwertfeger, Dean, Franke and Sveen, the percentage of outstanding common stock is determined by dividing the total number of shares beneficially owned, which includes the shares that could be issued upon exercise by such persons of exercisable options and options that will become exercisable within 60 days after March 18, 1999, by the total number of outstanding shares plus the additional number of shares that would be outstanding if such exercisable options and options that will become exercisable within such 60 day period were exercised.

     (2) Includes for Mr. Schwertfeger 440,000 shares subject to exercisable options, and excludes 44,000 shares of restricted stock granted under the 1996 Equity Incentive Award Plan, with respect to such shares he does not have voting or investment power because the restrictions thereon have not yet lapsed and are not scheduled to lapse within 60 days.

     (3) Includes for Mr. Dean 672,559 shares subject to exercisable options or options that will become exercisable within 60 days and 44,000 shares of restricted stock, granted under the 1996 Equity Incentive Award Plan, on which the restrictions will lapse within 60 days.

     (4) According to a Schedule 13G filed on March 4, 1999.

     (5) Includes 220,000 shares which may be acquired pursuant to options which are currently exercisable. Mr. Franke has sole voting and investment power with respect to all shares beneficially owned, other than 201,556 shares of Class A Common Stock held in a charitable trust of which Mr. Franke is a trustee with shared voting and investment power.

     (6) Includes 220,000 shares which may be acquired pursuant to options which are currently exercisable. Mr. Sveen has sole voting and investment power with respect to all shares beneficially owned, other than 209,071 shares of Class A Common Stock held in a charitable trust of which Mr. Sveen is a trustee with shared voting and investment power.

     (7) According to a Schedule 13G filed on February 9, 1999, such shares are owned by a group consisting of the named persons.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership, as of March 18, 1999, of the Company's Class A Common Stock by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table on page 9, and all directors and executive officers as a group (10 persons). The percentage of outstanding Class A Common Stock owned by each such person and such group is based on the outstanding shares of Class A Common Stock as of March 18, 1999, and the percentage of the outstanding total Common Stock owned by each such person and such group is based on the outstanding shares of Class A and Class B Common Stock as of such date, plus, in each case, shares subject to stock options held by each such person and such group that are currently exercisable or exercisable within 60 days after such date. No shares of Class B Common Stock or the Preferred Stock are owned by any director, nominee for director or executive officer of the Company. Certain family members of Mr. Bedford (or trusts for their benefit) own one-half of the outstanding Preferred Stock which is convertible into Class A Common Stock of the Company.

                                                         NUMBER OF        PERCENT OF       PERCENT OF
                                                           SHARES          CLASS A        TOTAL COMMON
                                                        BENEFICIALLY     COMMON STOCK        STOCK
                         NAME                              OWNED        OUTSTANDING(1)   OUTSTANDING(1)
                         ----                           ------------    --------------   --------------
Timothy R. Schwertfeger...............................     669,700(2)         9.2              2.1
Anthony T. Dean.......................................     927,159(3)        12.3              2.9
John P. Amboian.......................................     141,443(4)         2.0              0.6
Duane R. Kullberg.....................................       1,000              *                *
Willard L. Boyd.......................................       1,000              *                *
Douglas W. Leatherdale(5).............................       1,000              *                *
Paul J. Liska(5)......................................          --              *                *
W. John Driscoll......................................       1,000              *                *
Bruce P. Bedford......................................       5,013              *                *
Richard D. Hughes.....................................          --              *                *
Directors and executive officers as a group (10
  persons)............................................   1,747,315(6)        21.6              5.4

-------------------------
 *  Less than 1%.

(1) For the directors and executive officers of the Company, the percentage of outstanding stock is determined by dividing the total number of shares beneficially owned, which includes the shares that would be issued upon exercise of their exercisable options and options that will become exercisable within 60 days after March 18, 1999, by the total number of outstanding shares plus the additional number of shares that would be outstanding if the options and options that will become exercisable within such 60 day period were exercised.

(2) See footnote (2) to the preceding table.

(3) See footnote (3) to the preceding table.

(4) Includes 2,800 shares with respect to which Mr. Amboian has the right to acquire beneficial ownership within 60 days through the exercise of options received under the Company's 1992 Special Incentive Plan. Does not include 2,200 shares of restricted stock granted to Mr. Amboian under the 1992 Incentive Plan and 18,000 shares of restricted stock granted to Mr. Amboian under the 1996 Equity Incentive Award Plan, with respect to which shares such person does not have voting or investment power because the restrictions thereon have not lapsed and are not scheduled to lapse within the next 60 days.

(5) Does not include any shares of Class B Common Stock held by The St. Paul Companies, Inc., for which Messrs. Leatherdale and Liska serve as senior executive officers.

(6) Includes 1,225,979 shares which may be acquired by such persons pursuant to options currently exercisable or exercisable within 60 days received under the Company's 1992 Special Incentive Plan and the 1996 Equity Incentive Award Plan. Does not include 2,200 shares of restricted stock granted under the 1992 Incentive Plan and 62,000 shares of restricted stock granted under the 1996 Equity Incentive Award Plan, with respect to which shares the executive officers do not have voting or investment power because the restrictions thereon have not lapsed and are not scheduled to lapse within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)"), as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. During 1998, Donald E. Sveen who was, a 10% beneficial shareholder of the Company at the time, did not file with the SEC on a timely basis, two required Forms 4 reporting two separate transactions in the sale of shares of the Company, due to an administrative oversight. These forms were filed immediately after the oversight was noted.

                             ELECTION OF DIRECTORS

     Under the provisions of the Company's Certificate of Incorporation, (i) so long as any shares of Class B Common Stock are outstanding, the number of directors shall be ten or more and may not be changed without the unanimous consent of either the Class B directors or the holders of the Class B Common Stock, and (ii) so long as the holders of the Class B Common Stock hold at least 20% of all outstanding shares of Common Stock, as is currently the case, such holders shall be entitled to nominate and elect four directors. The Nominating Committee of the Company's Board of Directors has nominated and the Board of Directors has recommended to shareholders for election, a total of seven persons to the office of directors of the Company. This will leave three vacancies on the Board, two of which may be filled by action of the Board of Directors prior to the next meeting of shareholders or by action of shareholders at that time and one of which may be filled by action of the holders of the Class B Common at any time. Of these nominees, four directors are to be elected by the holders of the Class A Common Stock and the holders of the Class B Common Stock, voting together as a single class, and three directors are to be elected by the holders of the Class B Common Stock, voting as a separate class.

     A holder of Class A Common Stock may, with respect to the election of the four directors to be elected by the Common Stock, (i) vote for the election of all of such nominees named herein, (ii) withhold authority to vote for all such nominees, or (iii) vote for the election of all such nominees, other than any nominee with respect to whom the shareholder withholds authority to vote, by so indicating in the appropriate space on the enclosed proxy. No holder of Class A Common Stock may vote for more than four directors. The election of such directors requires the affirmative vote of a plurality of the shares of the Common Stock present in person or by proxy at the meeting and entitled to vote in such election. The election of the three Class B directors requires the affirmative vote of a plurality of the shares of the Class B Common Stock present in person or by proxy at the meeting and entitled to vote in such election. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

     The directors to be elected at the annual meeting will hold office until the annual meeting in 2000 or until their successors are duly elected and qualified. Unless otherwise instructed by the shareholders, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them for the election of each of the nominees named in the "Nominees for Directors" table. However, if any of the nominees shall not be a candidate for election at the time of the meeting (a contingency which the Board of Directors does not expect to happen), it is intended that such shares will be voted for such substitute nominee as may be selected by the Board of Directors in the case of any of the four directors to be elected by the Common Stock, and as may be selected by the holder of Class B Common Stock in the case of a Class B director.

     All of the nominees are currently directors of the Company, who have heretofore been elected directors by the shareholders. Messrs. Schwertfeger, Leatherdale, Boyd, Driscoll and Kullberg were initially elected directors of the Company upon or promptly following its organization in 1992, Mr. Liska was initially elected director of the Company in 1997 and Mr. Amboian was initially elected director of the Company in 1998.

     In the table below and throughout this Proxy Statement "Nuveen & Co." refers to John Nuveen & Co. Incorporated, predecessor to the Company and now a wholly-owned subsidiary. "Nuveen Funds" refers to the mutual funds and exchange-traded funds sponsored by Nuveen & Co.

NOMINEES FOR DIRECTORS

             NAME                AGE                     PRINCIPAL OCCUPATIONS
             ----                ---                     ---------------------
Timothy R. Schwertfeger........  49   Chairman & Chief Executive Officer since 1996; prior
                                      thereto, Executive Vice President of the Company since
                                      inception; Chairman & Chief Executive Officer of Nuveen &
                                      Co. since 1996; prior thereto, Executive Vice President and
                                      Director of Nuveen & Co. since 1989; prior thereto, Vice
                                      President of Nuveen & Co. since 1980; Chairman since 1996, and prior thereto President and Director, of the Nuveen
                                      Funds advised by Nuveen Advisory Corp. since 1994; President and Director of the Nuveen Funds advised by Nuveen
                                      Institutional Advisory Corp. since 1996; Chairman and
                                      Director of Rittenhouse Financial Services, Inc. since March
                                      1999; Director of Institutional Capital Corporation since
                                      1996.
John P. Amboian................  37   Executive Vice President and Chief Financial Officer since
                                      1995 and Secretary from February 1997 until May 1998 of the
                                      Company; Executive Vice President and Chief Financial
                                      Officer of Nuveen & Co. since 1995; Executive Vice President and Director of Rittenhouse Financial Services, Inc. since
                                      September 1997; prior thereto, Senior Vice President
                                      Finance, Strategic Planning and Systems & Chief Financial
                                      Officer for Miller Brewing Company June 1993 to May 1995.
Willard L. Boyd................  71   Professor of Law at the University of Iowa Law School since
                                      1954; President Emeritus, Field Museum of Natural History
                                      since 1996; prior thereto President, Field Museum of Natural
                                      History from 1981 to 1996, President Emeritus, University of
                                      Iowa since 1981.
Duane R. Kullberg..............  66   Retired since 1989; prior thereto, Managing Partner-Chief
                                      Executive Officer of Andersen Worldwide since 1980. Director of the Chicago Board Options Exchange, Inc. and Carlson
                                      Companies, Inc.

             NAME                AGE                     PRINCIPAL OCCUPATIONS
             ----                ---                     ---------------------

NOMINEES FOR CLASS B DIRECTORS
Douglas W. Leatherdale.........  62   Chairman of the Board of Directors, President and Chief
                                      Executive Officer of The St. Paul Companies, Inc. since
                                      1990; prior thereto, President and Chief Operating Officer from 1989 to 1990, and Executive Vice President from 1982 to
                                      1989, of The St. Paul Companies, Inc. Director of United
                                      HealthCare Corporation and Northern States Power Company.
W. John Driscoll...............  70   Retired since 1994; prior thereto Chairman from May 1993,
                                      formerly President, of Rock Island Company, a private
                                      investment company. Director of The St. Paul Companies,
                                      Inc., Comshare Incorporated, Northern States Power Company
                                      and Weyerhaeuser Company.
Paul J. Liska..................  43   Executive Vice President and Chief Financial Officer of The
                                      St. Paul Companies, Inc. since 1997; prior thereto President and Chief Executive Officer of Specialty Foods Corporation
                                      from 1996 to 1997, Chief Operating Officer from 1995 to 1996 and Chief Financial Officer from 1994 to 1995. From 1993 to
                                      1994 Mr. Liska was Vice President -- Finance & Information
                                      Systems of Kraft General Foods.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has five board committees -- the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Bonus Committee. Current members of the committees are named below, with the chairman of each committee indicated with an asterisk.

EXECUTIVE COMMITTEE                   NOMINATING COMMITTEE
Timothy R. Schwertfeger*              Willard L. Boyd*
John P. Amboian                       W. John Driscoll
Douglas W. Leatherdale                Duane R. Kullberg
                                      Timothy R. Schwertfeger
AUDIT COMMITTEE                       BONUS COMMITTEE
Willard L. Boyd                       Timothy R. Schwertfeger*
W. John Driscoll                      John P. Amboian
Duane R. Kullberg*
COMPENSATION COMMITTEE
Willard L. Boyd
W. John Driscoll*
Duane R. Kullberg

     The EXECUTIVE COMMITTEE is charged with exercising the authority of the Board of Directors in the management of the business of the Company in the interval between meetings of the Board, except that it may not amend the Certificate of Incorporation or By-laws of the Company, adopt an agreement of merger, consolidation, or sale, lease or exchange of substantially all of the Company's property and assets, or take action with respect to the dissolution of the Company or the removal or indemnification of directors.

     The AUDIT COMMITTEE is charged with exercising the power and authority of the Board of Directors in the administration and review of the Company's internal accounting policies and controls.

     The COMPENSATION COMMITTEE is responsible for determining the compensation of the Chairman of the Board and the other executive officers of the Company and the determination of awards under the Executive Officer Performance Plan. The Committee is also charged with the administration and interpretation of the Company's equity-based incentive award plans.

     The NOMINATING COMMITTEE is charged with exercising the power and authority of the Board of Directors to consider and nominate candidates for election as directors of the Company, except Class B directors.

     The BONUS COMMITTEE is charged with administering and interpreting the Company's Annual Incentive Award Plan, including determination of the awards to be made under those Plans, except as such matters have been delegated by the Board of Directors to the Compensation Committee or expressly reserved to the Board of Directors.

     During the last fiscal year, the Company's Board of Directors held four meetings, the Compensation Committee held six meetings, the Audit Committee held three meetings, and the Nominating Committee held one meeting. The Executive and Bonus Committees did not hold any formal meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

     Except for directors employed either by the Company or The St. Paul Companies, Inc., or their subsidiaries, directors receive an annual fee of $22,500, and a fee of $1,000 for every board or board committee meeting attended (not to exceed $2,000 for meetings in any one day). The chairmen of the Audit, Nominating and Compensation Committees each receive an additional annual fee of $2,000.

                             EXECUTIVE COMPENSATION

     The following table shows information concerning the annual compensation for services to the Company in all capacities of the chief executive officer and the other executive officers of the Company (collectively the "Named Executive Officers") during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                              LONG TERM COMPENSATION
                                                            --------------------------
         NAME AND                ANNUAL COMPENSATION        RESTRICTED       OPTIONS
        PRINCIPAL           ------------------------------    STOCK         (NUMBER OF      ALL OTHER
         POSITION           YEAR       SALARY     BONUS      AWARD(S)        SHARES)     COMPENSATION(1)
        ---------           ----       ------     -----     ----------      ----------   ---------------
Timothy R. Schwertfeger...  1998      $500,000  $2,300,000          --         107,559      $ 17,895
  Chief Executive Officer   1997       500,000   2,042,000          --              --        16,836
  and
  Chairman                  1996       375,000   1,911,000  $1,100,000(2)      345,000        17,513
Anthony T. Dean...........  1998       500,000   2,300,000          --         107,559        17,895
  President and             1997       500,000   2,042,000          --              --        16,801
  Chief Operating Officer   1996       375,000   1,911,000   1,100,000(2)      345,000        17,513
John P. Amboian...........  1998       250,000   2,300,000          --         107,559        17,314
  Executive Vice President  1997       250,000   1,983,000          --              --        15,835
  and Chief Financial       1996       250,000   1,000,000     450,000(2)      133,620        17,513
  Officer
Bruce P. Bedford..........  1998       250,000     700,000          --              --       187,530
  Executive Vice President  1997(3)    250,000     750,000          --              --        23,993
Richard D. Hughes.........  1998       700,000     271,350          --          35,000         3,500(6)
  President, Rittenhouse                                            --         120,000(5)
  Financial Services, Inc.  1997(4)    233,333          --          --          40,000         1,108(6)
                                                                    --          40,000(5)

-------------------------
(1) Represents contributions, except for Mr. Hughes, to the account of each executive officer, under the Company's tax-qualified Employees' Profit Sharing Plan (including reallocations of forfeitures under that Plan) and for 1997 and 1998 matching 401(k) contributions under that Plan. For 1998, the amounts of such profit sharing contributions (including reallocations) and 401(k) matching contributions were $13,095 and $4,800 for Messrs. Schwertfeger and Dean; $13,095 and $4,219 for Mr. Amboian; and $13,095 and $4,800 for Mr. Bedford. The amounts shown for Mr. Bedford also include $7,157 and $169,635 in 1997 and 1998, respectively, in relocation expense reimbursements.

(2) Represents the value of 44,000 shares of restricted stock for each of Messrs. Schwertfeger and Dean, and 18,000 shares of restricted stock for Mr. Amboian, all awarded under the 1996 Equity Incentive Award Plan with a market value of $25 per share on the award date. These shares vested in a single installment on January 1, 1999. The participants receive dividends with respect to all restricted shares. In each case, as of December 31, 1998, all of the restricted shares remained unvested and had a market value of $1,633,500 for each of Messrs. Schwertfeger and Dean, and $668,250 for Mr. Amboian, based on the New York Stock Exchange -- Composite Transaction closing price of $37.125.

(3) Mr. Bedford commenced his employment with the Company on January 2, 1997.

(4) Mr. Hughes commenced his employment with the Company on September 2, 1997 at the time of the Company's acquisition of Rittenhouse Financial Services, Inc. ("Rittenhouse").

(5) Options to acquire shares of non-voting Class B Common Stock for Rittenhouse.

(6) Represents matching 401(k) contributions for Mr. Hughes in the 401(k) Plan for Rittenhouse.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information with respect to grants of stock options made to the Named Executive Officers in respect of the fiscal year ended December 31, 1998 pursuant to the Company's 1996 Equity Incentive Award Plan (the "1996 Plan") and, in the case of Mr. Hughes, the Rittenhouse Financial Services, Inc. 1997 Equity Incentive Award Plan (the "1997 RFS Plan").

                                            NUMBER OF      % OF TOTAL
                                            SECURITIES      OPTIONS
                                            UNDERLYING     GRANTED TO     EXERCISE OR                  GRANT DATE
                                             OPTIONS      EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
                  NAME                       GRANTED      FISCAL YEAR      ($/SHARE)        DATE        VALUE(1)
                  ----                      ----------    ------------    -----------    ----------    ----------
Timothy R. Schwertfeger.................     84,360(2)        6.6%         $35.5625       2/25/08       $750,013
                                             23,199(3)        1.8%          37.5000       1/11/09        217,491
Anthony T. Dean.........................     84,360(2)        6.6%          35.5625       2/25/08        750,013
                                             23,199(3)        1.8%          37.5000       1/11/09        217,491
John P. Amboian.........................     84,360(2)        6.6%          35.5625       2/25/08        750,013
                                             23,199(3)        1.8%          37.5000       1/11/09        217,491
Bruce P. Bedford........................           --           --               --            --             --
Richard D. Hughes.......................     35,000(3)        2.7%            37.50       1/11/09        328,125
                                             40,000(4)        9.4%            81.90       3/15/01        381,200
                                             80,000(5)       18.8%           100.00       3/15/02         45,600

-------------------------
(1) For options granted under the 1996 Plan, the value is based on a variation of the Black-Scholes option pricing model modified specifically for the valuation of long-term incentive stock awards. The actual value, if any, an individual may realize will depend on the excess of the market price of the stock over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated under the Black-Scholes model. The estimated values under that model are based on subjective assumptions as to interest rates, stock price volatility and future dividend yield. For options granted under the 1997 RFS Plan, the value assumes that the value of the underlying shares increase by 10% per year during the remaining option life. The actual value, if any, an individual may realize will depend on the excess of the fair value of the Rittenhouse Class B Common Stock, which is not publicly traded, over the exercise price on the date the option is exercised.

(2) These options become exercisable with respect to the shares of Class A Common Stock covered thereby in one installment on February 25, 2001.

(3) These options become exercisable with respect to the shares of Class A Common Stock covered thereby in one installment on January 11, 2002.

(4) These options are to acquire shares of non-voting Rittenhouse Class B Common Stock under the 1997 RFS Plan, were granted in January 1999, vest in one installment on January 1, 2001 and become exercisable with respect to the shares covered thereby on February 1, 2001. On the date of the grant, the exercise price was approximately 110% of the fair value of the underlying shares.

(5) These options are to acquire shares of non-voting Rittenhouse Class B Common Stock under the 1997 RFS Plan, were granted in January 1999, will vest in one installment on January 1, 2002 and become exercisable with respect to the shares covered thereby on February 1, 2002. On the date of grant, the exercise price was approximately 130% of the fair value of the underlying shares.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows information regarding the unexercised options to purchase shares of the Company's Class A Common Stock granted under the 1992 Incentive Plan and the 1996 Equity Incentive Award Plan to the Named Executive Officers (and in the case of Mr. Hughes' options to acquire shares of Rittenhouse Class B Common Stock granted under the 1997 RFS Plan), and held by them at December 31, 1998. None of the Named Executive Officers exercised any stock options during fiscal 1998.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                    OPTIONS AT 12/31/98           IN-THE-MONEY OPTIONS
                                                    (NUMBER OF SHARES)               AT 12/31/98(1)
                                                ---------------------------    ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                     ----                       -----------   -------------    -----------   -------------
Timothy R. Schwertfeger.......................    220,000         429,360      $4,207,500     $2,589,938
Anthony T. Dean...............................    220,000         429,360       4,207,500      2,589,938
John P. Amboian...............................     42,000         225,980         551,250      1,411,956
Bruce P. Bedford..............................         --              --              --             --
Richard D. Hughes.............................         --          40,000              --         25,000
                                                       --          40,000(2)           --              0(2)

-------------------------
(1) Based on the New York Stock Exchange -- Composite Transaction closing price of $37.125 for the Company's Class A Common Stock on December 31, 1998. Amounts shown in respect of options to purchase Class A Common Stock reflect
    (i) an $18 exercise price for 220,000 exercisable options, a $30 exercise price for 345,000 unexercisable options and a $35.5625 exercise price for 84,360 unexercisable options for each of Messrs. Schwertfeger and Dean, (ii) a $24 exercise price for 42,000 exercisable options, a $24 exercise price for 8,000 unexercisable options, a $25 exercise price for 44,620 unexercisable options, a $30 exercise price for 89,000 unexercisable options and a $35.5625 exercise price for 84,360 unexercisable options for Mr. Amboian and (iii) $36.50 for 40,000 unexercisable options for Mr. Hughes.

(2) Options to acquire shares of non-voting Class B Common Stock of Rittenhouse Financial Services, Inc. The value reflects a fair value of $75.56 per share at December 31, 1998 and an exercise price of $81.90 per share for such shares.

                        LONG-TERM INCENTIVE PLAN AWARDS

     There were no long-term incentive plan awards (which are defined under applicable disclosure rules to exclude restricted stock and stock option awards) made to any of the Named Executive Officers during the fiscal year ended December 31, 1998.

                                RETIREMENT PLANS

     Each of the Named Executive Officers other than Mr. Hughes participates in the Company's non-contributory Retirement Plan, in which all employees who have completed one year of service and attained age 21 are eligible to participate. The table below sets forth with respect to the Retirement Plan and (the "Excess Benefit Plan" described below) the estimated annual straight life annuity benefits calculated upon retirement at normal retirement age for employees with the remuneration and years of service indicated.

                          ESTIMATED ANNUAL BENEFITS
 AVERAGE                       YEARS OF SERVICE
FINAL BASE                -------------------------
  SALARY        15         20         25         30         35
----------      --         --         --         --         --
 $125,000    $ 28,125   $ 37,500   $ 46,875   $ 56,250   $ 65,625
 $150,000    $ 33,750   $ 45,000   $ 56,250   $ 67,500   $ 78,750
 $175,000    $ 39,375   $ 52,500   $ 65,625   $ 78,750   $ 91,875
 $200,000    $ 45,000   $ 60,000   $ 75,000   $ 90,000   $105,000
 $300,000    $ 67,500   $ 90,000   $112,500   $135,000   $157,500
 $400,000    $ 90,000   $120,000   $150,000   $180,000   $210,000
 $500,000    $112,500   $150,000   $187,500   $225,000   $262,500
 $600,000    $135,000   $180,000   $225,000   $270,000   $315,000

     Each participant's benefits are determined under a formula which takes into account years of credited service and the participant's average monthly compensation during the five consecutive calendar years of highest annual compensation in the ten consecutive calendar years prior to retirement, less a portion of primary Social Security benefits. The maximum annual benefit payable under the plan is not to exceed the lesser of $130,000 (subject to future adjustments for inflation) and 100% of a participant's average aggregate compensation for the three consecutive years in which he received the highest aggregate compensation from the Company or such lower limit as may be imposed by the Internal Revenue Code. Participants vest after five years of service to the Company and its subsidiaries. The plan generally provides for payments to or on behalf of each vested employee upon such employee's retirement at the normal retirement age provided under the plan or later, although provision is made for payment of early retirement benefits on a graduated reduced basis according to provisions of the plan. Normal retirement age under the plan is 65. An employee whose age and years of service add up to 90 is entitled to an unreduced pension despite not having attained normal retirement age.

     The Company has adopted an Excess Benefit Retirement Plan, which provides certain highly compensated employees who participate in the Retirement Plan, including, but not limited to, Messrs. Schwertfeger, Dean, Amboian and Bedford with additional retirement income in an amount equal to the difference between
(i) the benefits any such employee would have received under the Retirement Plan but for limitations imposed by the Internal Revenue Code on the amount of annual benefits payable pursuant to a tax-qualified retirement plan and (ii) the benefits actually payable to such employee under the Retirement Plan.

     The credited years of service under the Retirement Plan and the Excess Benefit Plan for Messrs. Schwertfeger, Dean, Amboian and Bedford as of December 31, 1998 were 20, 21, 2 1/2 and 11, respectively. Compensation on which plan benefits are based includes only base salary and not bonuses, incentive compensation, or profit-sharing plan contributions. The base salaries for these four individuals as of December 31, 1998 were $500,000, $500,000, $250,000 and $250,000, respectively. Mr. Hughes does not qualify to participate in the Retirement Plan or the Excess Benefit Plan because he is an employee of the Company's subsidiary, Rittenhouse Financial Services, Inc. Rittenhouse does not maintain a separate defined benefit retirement plan.

                             EMPLOYMENT AGREEMENTS

     On July 16, 1996 the Company entered into an employment agreement with Bruce Bedford whose employment with the Company commenced on January 2, 1997. The agreement, which terminates December 31, 2001, provided for compensation to Bedford in the form of (i) an annual base salary of $250,000 (which may be increased, but not reduced, during the employment period), (ii) an annual minimum bonus award of $750,000 for the first three years of the agreement; and
(iii) such health, life, disability, pension, profit sharing and other benefits as are payable to other senior managers. In addition, the agreement provides that Bedford could be entitled to up to an additional 12 years of service credit for purposes of eligibility, vesting and benefit accrual under the Company's defined benefit plans. These additional years of service credit, which reflect Bedford's service with Flagship Resources prior to its acquisition by the Company, phase in over the term of the employment agreement.

     Under the terms of the employment agreement, the Company has the right to terminate Bedford's employment at any time, provided that in the event his employment is terminated by the Company Without Cause, by Bedford for Good Reason, or due to a Change in Control (each as defined in the agreement), the Company will be required to pay Bedford's base salary, and required minimum bonus payments, if any, for the remainder of the term of the agreement and Bedford shall become fully vested in his accrued benefits under the Company's pension and profit sharing plans in which he participates.

     By agreement dated December 27, 1998, the Company and Bedford amended Bedford's July 16, 1996 employment agreement. The agreement as amended provides that Bedford will be available to provide consulting services to the Company effective upon his January 1, 1999 retirement date and continuing through December 31, 2001. In return for such availability Bedford will receive payments of $900,000 for 1999, $825,000 for 2000 and $750,000 for 2001. The payments with respect to 2000 and 2001 are subject to a possible reduction by $250,000 per year in the event Bedford engages in certain specified business activities. The amended agreement also sets forth Bedford's participation in various benefit programs of the Company as a retired employee and provides that the Company make a one-time payment to Bedford of $50,000 to cover administrative support costs relating to the consulting agreement and that the Company reimburse Bedford for certain other transition support services in an amount not to exceed $75,000.

     On July 14, 1997 the Company entered into an employment agreement with Richard Hughes covering his employment by Rittenhouse following its acquisition by the Company, which occurred on August 31, 1997. The agreement, which was amended in December 1997 and terminates December 31, 2003, provides for compensation to Hughes in the form of (i) an annual base salary of $700,000,
(ii) the right to participate in the Company's annual incentive bonus plan for each year of the contract, (iii) a grant of non-qualified stock options to purchase 40,000 shares of the Company's stock at 120% of the closing price of the stock with a 10 year term and a 4 year "cliff" vesting schedule upon consummation of the Rittenhouse acquisition, and (iv) the right to participate in fringe benefits and other employee benefit plans or arrangements offered to senior executives of Rittenhouse, as approved by the Company. Under the terms of the employment agreement, the Company has the right to terminate Hughes' employment at any time provided that in the event his employment is terminated by the Company Without Cause, by Hughes for Good Reason, or due to a Change in Control (each as defined in the agreement), the Company will be required to pay the present value of Hughes' base salary for the remaining term of the agreement in a lump sum within ten days of termination and Hughes shall become fully vested in his accrued benefits under the Rittenhouse profit sharing and other plans in which he participates.

     There are no employment agreements with any of the other Named Executive Officers.

                             CERTAIN RELATIONSHIPS

     In connection with the August 1997 acquisition by the Company of Rittenhouse, the Company and Rittenhouse entered into various ongoing agreements described below with Mr. George W. Connell, the former owner of Rittenhouse, and with Rittenhouse Trust Company ("RTC"), a trust company and commercial bank organized under the laws of Pennsylvania, which continues to be owned by Mr. Connell. Mr. Connell is the owner of 771,300 shares of the Company's Class A Common Stock, representing 11.3% of the outstanding shares of such class, according to a Schedule 13G filed by Mr. Connell in March 1999. The terms of all of the agreements described below were negotiated by the Company at arm's length in connection with the Rittenhouse acquisition.

     The Company entered into an employment agreement with Mr. Connell which continues until December 31, 2002. The agreement specifies Mr. Connell's responsibilities with respect to the investment committee of Rittenhouse and provides for Mr. Connell to receive from Rittenhouse an annual base salary of $500,000 during the term of the agreement and to participant in such fringe benefits as are available to senior management employees of Rittenhouse.

     The Company and Rittenhouse entered into a Trademark Licensing Agreement with RTC, pursuant to which Rittenhouse granted to RTC a fully paid up, non-assignable, exclusive right and license to use certain Rittenhouse trademarks in connection with RTC's Non-Competing Business in the Covered Area (in each case as defined in the agreement). The license continues for an indefinite term, and will terminate upon the earlier of the time at which a majority of the outstanding capital stock of RTC ceases to be owned by Mr. Connell or permitted family transferees or the time at which a competitor of the Company owns any of the outstanding capital stock of RTC, provided that the agreement may be terminated by Rittenhouse earlier in the event of certain specified occurrences, including a breach by RTC of its material obligations to Rittenhouse under the licensing agreement or certain other agreements relating to the Rittenhouse acquisition. The agreement contains quality standards, representations and indemnification provisions customary for trademark licensing agreements. RTC made a one-time payment to Rittenhouse at the time of the Rittenhouse acquisition in the amount of $500,000 in connection with the granting of the license.

     Rittenhouse and RTC entered into a Support Services Agreement, pursuant to which Rittenhouse agreed to make various specified services available to RTC, in accordance with the practices in effect at the time of the Rittenhouse acquisition, for a period of up to ten years after the acquisition. In consideration for making such services available, RTC agreed to pay to Rittenhouse a fixed annual fee equal to $1.25 million during the term of the agreement and to pay to Rittenhouse an additional fee for the services actually used, at the levels set forth in the agreement. The fixed fee for the first year was prepaid at the time of the Rittenhouse acquisition, and the annual fixed fee became payable in quarterly installments beginning in the Fall of 1998. The Support Services Agreement contains liability and assignment limitations, indemnification and confidentiality provisions and termination provisions customary for this type of agreement. During 1998, RTC paid Rittenhouse a total of approximately $850,000 under the Support Services Agreement.

     Rittenhouse and RTC entered into a Sublease Agreement, pursuant to which Rittenhouse sublet to RTC a portion of its premises in Radnor, Pennsylvania through November 29, 2002 (subject to any prior termination of the lease for the premises between Rittenhouse and the landlord thereunder). As rent under the Sublease, RTC agreed to pay to Rittenhouse its proportionate share (based on the percentage of the total square footage leased by Rittenhouse that is covered by the Sublease to RTC) of all rent and related expenses under the lease between Rittenhouse and the landlord thereunder. The Sublease contains provisions regarding use and alteration of the sublet space, receipt of services from the landlord, maintenance of separate insurance, limitations on assignment or subletting and default and indemnification that are customary for this type of agreement. During 1998, RTC paid Rittenhouse a total of approximately $180,000 under the Sublease.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report:

     The Company has for many years offered compensation and incentive programs that maintain a direct relationship between total compensation levels and Company financial results. These programs are designed to provide incentives throughout the Company by sharing profits with all employees. This longstanding philosophy continued into 1998, and the Company continued the policy, which it began in 1996, of strengthening the alignment of employee interests, especially those of key executives, with the interests of shareholders through the application of the 1996 Equity Incentive Award Plan and the Executive Officer Performance Plan. Under these Plans, a substantial portion of the annual bonus awards that would have been payable under historical programs in the form of cash were replaced with long-term equity based awards, which for 1998 included solely options to purchase shares of the Company's Class A Common Stock at the market value of the stock on the grant date. These Plans are designed to capitalize on the demonstrated strengths of the Company's longstanding incentive practices and to provide for increasing employee ownership of Company stock.

     The total amount available for incentive awards to all employees (including cash and equity awards) has historically been a fixed percentage of the Company's pre-incentive, pre-tax net operating income. This provides a strong incentive for profitability and control of costs as the compensation of executives and all other employees is directly related to Company earnings. Employee incentive awards are based on individual performance. They recognize each employee's contribution to the Company's success, both during the year in which they are awarded and during prior years; they also take into account management's expectations for each employee's future development. This process permits management to compensate employees for their longer-term performance, to encourage and reward employee growth and productivity, and to develop strong relationships between the Company and its employees at all levels. The long-term equity incentive awards made under the 1996 Equity Incentive Award Plan do not vest until the end of a specified period, generally three years.

     Total compensation for executives is comprised of base salaries and benefits, annual incentive awards and long-term equity incentives which reflect the following executive compensation policies:

        - Base salaries are generally set at the lower end of the range for our industry, as the Company emphasizes annual cash incentive awards and long-term equity incentive awards to provide total compensation sufficient to attract and retain talented and productive executives and to reward employees at every level of the organization for their contributions to the Company's operations. Rittenhouse has had a longstanding practice of targeting higher base salaries with less emphasis on annual cash incentive awards as a means to achieving market competitive total compensation levels.

        - Annual incentive awards for the Company's officer-directors (including the Chief Executive Officer) and the other executive officers are made under the Executive Officer Performance Plan and are directly related to the Company's financial performance. This direct linkage between profitability and incentive awards provides senior management special incentive to focus the Company's resources in those areas in which the longer-term rates of growth and return are the most attractive. Beginning in

          1999, the Company intends to institute business unit specific incentive compensation plans within the Company-wide, fixed percentage of operating income incentive program. These business unit specific plans will provide for awards over an annual or multi-year period, based on attainment of goals specific to the related business unit. A named executive officer may participate in a business unit incentive plan, depending on the nature of such officer's responsibilities.

        - For 1998, in determining the size of awards made under the Executive Officer Performance Plan, the Committee applied a formula which measured Company performance in terms of growth in operating income over the prior year and in terms of the excess of operating income over a return on equity threshold. The award payable to each officer-director under the Plan for 1998 equaled the sum of (i) 2.1% of the Company's pre-incentive, pre-tax net operating income in excess of 18% of average shareholders' equity for the year and (ii) 6.2% of the change in the Company's 1998 after-incentive, pre-tax net operating income over the same income measure for 1997. The aggregate award for 1998 to the Company's three officer-directors (including the Chief Executive Officer) was paid 70% in the form of cash and 30% in the form of at-the-money stock options (based on an estimated fair value of the options, on the relevant grant dates). No incentive award made to any executive officer of the Company for 1998 under the Executive Officer Performance Plan exceeded the maximum formula award applicable under the Executive Officer Performance Plan as adopted in 1996.

        - For 1999, the Committee has recommended and the Board has approved, subject to shareholder approval, the adoption of the 1999 Executive Officer Performance Plan, which provides a formula for awards to Plan Participants for the three year period beginning in 1999 based on the measurement of Company performance in terms of growth in operating income over the prior year and the excess of operating income over a return on equity threshold. The award payable to the Chief Executive Officer (CEO) will equal the sum of (i) 1.95% for 1999 (1.80% for 2000 and 1.65% for 2001) of the Company's pre-incentive, pre-tax net operating income in excess of 19% (20% for 2000 and 21% for 2001) of average shareholders' equity for the year and (ii) 7% of the increase (or decrease, to the extent of the amount calculated under clause (i)) of that year's after-incentive, pre-tax net operating income over the same measure for the prior year. The awards payable for 1999, 2000 and 2001 to the officer-director next most senior to the CEO will be 85% of the award to the CEO; the awards payable to other officer-directors will be 75% of the CEO's award and the maximum award payable to each other participant will be 60% of the CEO's award. The award to each participant other than an officer-director may be reduced by the Committee in its discretion. The awards to officer-directors will be payable 70% in cash and 30% in at-the-money stock options granted pursuant to the Amended and Restated 1996 Equity Incentive Award Plan.

     The Committee believes that Nuveen's profitability-linked compensation programs have served the Company well and that the current programs, including the Amended and Restated 1996 Equity Incentive

Award Plan and the 1999 Executive Officer Performance Plan being recommended for shareholder approval, will continue to do so in the future while increasing the component of compensation that is tied to long-term shareholder returns. The Committee is aware that the Internal Revenue Code provides a $1 million limit on the deductibility for federal tax law purposes of compensation paid to top executives of publicly traded corporations, subject to certain exceptions. The exceptions include one for compensation based on attainment of objective performance standards that have been approved by shareholders. The Company's 1999 Executive Officer Performance Plan is designed to qualify for this exception and to permit the continued full deductibility of compensation paid to executive officers thereunder. Options granted under the Company's Amended and Restated 1996 Equity Incentive Award Plan are also intended to qualify for this exception. The Committee intends to continue to pursue compensation strategies and programs designed to permit the Company to retain maximum federal tax advantage while providing appropriate performance incentives.

     We believe that the caliber and motivation of the Company's executive officers, and its other employees, and the quality of their leadership are particularly important factors affecting the Company's long-term performance. We further believe that the direct relationship between executive officer compensation and Company performance, as defined to include growth in earnings and as reflected in the Company's compensation policies, served the Company well in 1998, a period of major strategic transition. Moreover, the Committee believes that the 1999 incentive compensation programs, as described above, will serve the Company well in 1999 and beyond.

     As the Company's business continues to evolve, we will periodically review the Company's compensation programs and make appropriate changes to ensure that the specific programs and performance objectives in effect best fit the Company's operating environment.

                                          W. John Driscoll, Chairman
                                          Willard L. Boyd
                                          Duane R. Kullberg

                         SHAREHOLDER RETURN INFORMATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock to the Russell 2000 Index and an internally calculated Peer Group for the five-year period commencing December 31, 1993 and ending December 31, 1998. In each case, the chart assumes a $100 investment on December 31, 1993 and that all dividends are reinvested. The average annual total shareholder return on the Company's Class A Common Stock for the 5-year period was 11.3%; and for the most recent 3-year period was 18.0%.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                                JNC                RUSSELL 2000         PEER GROUP 1998        PEER GROUP 1999
                                                ---                ------------         ---------------        ---------------
Dec-93                                         100.00                 100.00                 100.00                 100.00
Dec-94                                          94.00                  98.00                  83.00                  83.00
Dec-95                                         104.00                 126.00                 114.00                 113.00
Dec-96                                         115.00                 147.00                 155.00                 156.00
Dec-97                                         157.00                 180.00                 246.00                 247.00
Dec-98                                         171.00                 175.00                 247.00                 249.00


--------------------------------------------------------------------------------------------------------------
                                     |     DEC-93  |  DEC-94  |   DEC-95  |   DEC-96  |   DEC-97  |   DEC-98
                                     |             |          |           |           |           |
--------------------------------------------------------------------------------------------------------------
JNC                                  |      100    |    94    |    104    |    115    |    157    |    171
--------------------------------------------------------------------------------------------------------------
Russell 2000                         |      100    |    98    |    126    |    147    |    180    |    175
--------------------------------------------------------------------------------------------------------------
Peer Group 1998                      |      100    |    83    |    114    |    155    |    246    |    247
--------------------------------------------------------------------------------------------------------------
Peer Group 1999                      |      100    |    83    |    113    |    156    |    246    |    247
--------------------------------------------------------------------------------------------------------------

     In 1998, the Company began presenting the total return information of a Peer Group of publicly-traded investment management firms with at least 5 years of publicly-traded performance history. The returns of the 1998 Peer Group are weighted by the market capitalization of each firm at the beginning of each year. In 1999, the Peer Group has been adjusted to become more representative by eliminating firms with a market capitalization below 1% of the aggregate peer group and including firms with a publicly traded record for fewer than 5 years for each full year in which they were publicly traded. The Company anticipates that it will utilize the same criteria in the future.

     The following companies are included in the Peer Groups:

              PEER GROUP 1998
              ---------------
Alliance Capital Management           AC
Atalanta Sosnoff Capital              ATL
Bull & Bear Group                     BNBGA
Eaton Vance                           EV
Franklin Resources                    BEN
HD Vest                               HDVS
Jordan American Holdings              JAHI
New England Investment Companies      NEW
Phoenix Duff & Phelps                 PXP
Pilgrim America Capital               PFX
PIMCO Advisers                        PA
Pioneer Group                         PIOG
SEI Investments                       SEIC
T. Rowe Price & Associates            TROW
United Asset Management               UAM
              PEER GROUP 1999
-------------------------------------------
Affiliated Managers Group             AMG
Alliance Capital Management           AC
Eaton Vance                           EV
Franklin Resources                    BEN
Nvest, LP                             NEW
Phoenix Investment Counsel            PXP
PIMCO Advisers                        PA
Pioneer Group                         PIOG
SEI Investments                       SEIC
T. Rowe Price Associates              TROW
United Asset Management               UAM

                    THE NUVEEN INCENTIVE COMPENSATION PLANS

     GENERAL.

     The Compensation Committee has recommended, and the Board of Directors has approved, subject to shareholder approval, the Amended and Restated 1996 Equity Incentive Award Plan (the "Restated Equity Plan") and 1999 Executive Officer Performance Plan (the "Performance Plan"). The principal purpose of the Restated Equity Plan is to provide equity based incentive awards to enable the Company to attract and retain highly qualified employees and to strengthen the mutuality of interests between plan participants and the Company's shareholders. The principal purpose of the Performance Plan is to continue and strengthen the link between incentives payable to the Company's senior officers and the profitability and the growth in profitability of the Company and its subsidiaries. The Company has maintained for many years compensation and incentive programs that establish a direct relationship between employee compensation and Company results and that provide incentives throughout the Company by sharing profits with employees and the plans submitted to shareholders hereunder continue this philosophy.

     Under Section 162(m) of the Internal Revenue Code, publicly traded companies and their consolidated subsidiaries cannot deduct compensation in excess of $1 million paid in any year to any of the named executive officers, unless an exception to the limitations of Section 162(m) applies, including the exception for compensation that is "performance based." To be considered performance based, a plan must, among other things, be approved by the publicly traded Company's shareholders. The Restated Equity Plan and the Performance Plan are being submitted to shareholders for approval pursuant to Section 162(m) in an effort to ensure that compensation payable by the Company under such plans are fully deductible by the Company.

     Each of the Performance Plan and the Restated Equity Plan will be administered by a Committee of the Board of Directors consisting of at least two directors. The Board has designated its Compensation Committee to administer the Restated Equity Plan and the Performance Plan. Each member of the Compensation Committee is currently an "outside director" within the meaning of Section 162(m) of the Code and the regulations thereunder. The Compensation Committee is authorized to establish rules and regulations for administration of the Performance Plan and the Restated Equity Plan, to make awards under those Plans, and to make determinations and interpretations under those Plans.

A. APPROVAL OF THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE AWARD PLAN

     The following summary of the Restated Equity Plan is qualified by reference to the copy of the Plan attached as Exhibit A hereto.

     PRINCIPAL TERMS OF THE PLAN.

     Shares Authorized. The 1996 Equity Incentive Award Plan was originally approved by shareholders in 1996 with an aggregate of 3,800,000 shares of Class A Common Stock authorized for awards under the plan, including up to 950,000 shares of Class A Common Stock authorized for issuance as restricted stock under the plan. To date, awards totalling approximately 3,750,000 shares have been made, including awards of 255,000 shares of restricted stock. As amended, the Restated Equity Plan, which became effective March 19, 1999, authorizes the award under the plan of 3,500,000 additional shares of Class A Common Stock and broadens the eligibility to include employees generally and non-employee directors. The Restricted Equity

Plan does not increase the number of shares authorized for issuance as restricted stock above the 950,000 shares originally authorized, such that there remain upto 695,000 shares authorized for awards of restricted stock. The shares reserved for Awards (which are subject to adjustments for stock dividends, stock splits, extraordinary distributions of cash or property, and certain changes in capitalization) are expected to be sufficient for the Company's equity incentive award needs for three years.

     Participants. Employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to participate in the Equity Plan upon approval by the Compensation Committee. It is anticipated that approximately 200 persons will be eligible to participate initially. Subject to the terms of the Restated Equity Plan, the Compensation Committee has authority to determine the nature, size, terms and conditions of, and all other matters relating to awards, to prescribe award agreements, and to interpret the restated plan. Awards under the Restated Equity Plan may be in the form of grants of restricted shares of Class A Common Stock and options to purchase Class A Common Stock. As amended, the plan also broadens eligibility to employees generally and to non-employee directors of the Company.

     Stock Options. Options awarded under the Restated Equity Plan will be granted in the form of "non-qualified stock options." Options entitle a participant to purchase shares of Class A Common Stock at a price per share established at the award date, which may not be less than the fair market value of such stock on the award date, and may be exercised not later than ten (10) years from the award date. Stock options, whether or not currently exercisable, may not be sold, transferred, exchanged or encumbered except in limited circumstances specified in the Restated Equity Plan, unless otherwise provided by the Compensation Committee. Upon the termination of employment of a participant because of death, disability or retirement, by the Company without Cause or, by the participant for Constructive Termination, except as otherwise specified by the Committee at the time of grant, any outstanding stock options with respect to the 1998 and prior plan years, that have not yet become exercisable will become exercisable, and all such outstanding options will, in the case of options that are In Lieu Awards, as defined below, remain exercisable for the remainder of their term; provided, however, that such stock options that are In Lieu Awards awarded pursuant to the Restated Equity Plan with respect to plan year 1999 and thereafter become exercisable and will remain exercisable for not more than five years after termination of employment for the reasons set forth above. In the case of options that are not In Lieu Awards, such options become exercisable and will remain exercisable for not more than three years after termination of employment because of death, disability or retirement and not more than 60 days after the other reasons for termination described above. Except as otherwise specified by the Committee at the time of grant, in the event of termination of employment for any other reason, stock options that have not yet become exercisable shall be forfeited, and all other outstanding stock options shall remain exercisable for a period of 60 days following the date of termination (but not after the expiration date of the option). Notwithstanding any other provision of the Restated Equity Plan, in the event of a Change in Control of the Company, (as defined in the Restated Equity
Plan), all unexercised options granted thereunder shall become immediately and fully exercisable and any remaining restrictions on transferability of shares acquired pursuant to option exercise shall immediately lapse. The maximum number of shares that may be subject to an option grant to any one individual annually under the Restated Equity Plan is 600,000. Once granted, options may not be repriced or replaced by new options with lower exercise prices.

     Restricted Stock and Dividend Equivalents. Restricted stock Awards consist of shares of Class A Common Stock that are awarded to a participant, subject to forfeiture if the conditions established by the Committee are not met. Such conditions may include, but are not limited to, continued employment for a specified period and/or the achievement of specified performance goals. A participant may also elect to defer receipt of restricted stock until a time later than when the Awards vest and would otherwise be deliverable.

     Before the vesting of shares of restricted stock that are not deferred, a participant has voting and dividend rights with respect to his or her restricted shares, but, unless otherwise specified by the Committee, cannot sell, transfer (other than by will or by the laws of descent and distribution), exchange or encumber the restricted shares. Before delivery of shares of restricted stock that are deferred, a participant has no rights of a shareholder with respect thereto, but will receive payment of compensation equal to the dividends that would otherwise be paid thereon ("dividend equivalents") on a current or deferred basis as elected by the participant. Any unvested restricted shares will vest if a participant's employment with the Company is terminated because of death, disability or retirement, by the Company for any reason other than Cause, by the participant for Constructive Termination, as all those terms are defined in the Restated Equity Plan. Notwithstanding any other provision of the Restated Equity Plan, in the event of a Change in Control of the Company (as defined in the Restated Equity Plan), all shares of restricted stock that have not yet vested shall become immediately and fully vested and any remaining restrictions on transferability shall immediately lapse. The maximum number of shares with respect to which any are Participant may be granted Awards in any one calendar year shall be 120,000 for Restricted Stock.

     Performance Goals. The Committee may make Awards pursuant to, or in lieu of a cash award of equal "fair value" under, the 1999 Executive Officer Performance Plan (which is described in detail below) or the Company's annual incentive award program. Such Awards will be designated "In Lieu Awards." In addition, if the Committee so determines at the time of grant, Awards may be made subject to the achievement of one or more performance goals based upon attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividends), achievement of cost control, or stock price, in each case of the Company or such subsidiary, division or department of the Company or subsidiary for or within which the participant is primarily employed. The performance goals also may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

     AWARDS UNDER THE PLAN

     As of the date hereof, no Awards have been made under the Restated Equity Plan. While the Restated Equity Plan authorizes the issuance of both stock options and shares of restricted stock, the Company's current practice is to use plan shares to grant stock options.

     CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.

     The Company has been advised that, based on the present provisions of the Internal Revenue Code (the "Code") and regulations promulgated thereunder, the federal income tax consequences of the grant, vesting and exercise of Awards under the Restated Equity Plan and the subsequent disposition of stock acquired thereby will be as described below. The following discussion addresses only the general federal income tax consequences of Awards. Participants in the Restated Equity Plan are urged to consult their own tax advisers regarding the impact of federal, state and local taxes, the federal alternative minimum tax, and securities laws restrictions, given their individual situations.

     Non-qualified Stock Options. Only non-qualified stock options may be granted under the Restated Equity Plan. Generally, an optionee will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the granting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired at the time the option is exercised over the exercise price for such shares. At that time, the Company will be allowed a tax deduction equal to the amount of ordinary taxable income recognized by the optionee, subject to the limitations described below.

     When an optionee exercises a non-qualified stock option by paying the exercise price solely in cash, the basis in the shares acquired is equal to the fair market value of the shares on the date ordinary income is recognized, and the holding period for such shares begins on the day after the shares are received. When an optionee exercises a non-qualified stock option by exchanging previously acquired shares of Class A Common Stock of the Company held as capital assets in partial or full payment of the exercise price, shares of Class A Common Stock of the Company received by the optionee equal in number to the previously acquired shares exchanged therefor will be received free of tax and will have the same basis and holding period as such previously acquired shares. The optionee will recognize ordinary taxable income equal to the fair market value of any additional shares received by the optionee, less the amount of any cash paid by the optionee. The optionee will have a basis in such additional shares equal to their fair market value on the date ordinary income is recognized and the holding period of such shares will commence on the day after they are transferred to the optionee.

     Upon subsequent disposition of shares acquired upon exercise of a non-qualified stock option, the difference between the amount realized on the sale and the basis in the shares is treated as long-term or short-term capital gain or loss, depending on the holding period for the shares. Long-term capital gain treatment is applicable if the shares are held for more than one year. The subsequent disposition of shares acquired by exercise of a non-qualified stock option will not result in any additional tax consequences to the Company.

     Restricted Stock. Generally, a participant will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the grant of restricted stock. Upon the lapsing of restrictions on restricted stock, or, if the restricted stock is deferred pursuant to the provisions of the Restated Equity Plan, upon the delivery of the restricted stock at the expiration of the deferral period, the holder will recognize ordinary income equal to the fair market value of the shares on the date of such lapse or delivery. Alternatively, if the restricted stock is not deferred, the participant may file an election with the Internal Revenue Service, within 30 days after the grant of restricted stock, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the shares on the date of grant without giving effect to the restrictions on transfer. Any dividends or dividend equivalents paid on shares of restricted stock prior to the date on which the participant recognizes taxable compensation with respect to the shares will be taxable to the participant as additional compensation rather than as ordinary dividends. In any event, at the time the participant recognizes income with respect to the restricted stock, the Company is entitled to a deduction in an equal amount, subject to the limitations described below.

     Limitations on Company's Ability to Take Deductions. The Company must satisfy applicable federal tax reporting requirements with respect to stock awards under the Restated Equity Plan in order to be entitled to the deductions described above. In addition, Section 162(m) of the Code provides that compensation of any individual who is the Chief Executive Officer or any of the other named executive officers of the Company may not be deducted to the extent such compensation exceeds $1 million in any taxable year, unless certain exceptions apply, including an exception for compensation which qualifies as "performance-based" under Section 162(m). Awards granted under the Restated Equity Plan should be able to qualify as performance-based for purposes of
Section 162(m) if they are either options granted with an exercise price not less than fair market value on the date of grant, or restricted stock that vests upon the achievement of objective performance goals of the type described above. The Restated Equity Plan permits the making of awards that would not qualify as performance-based compensation.

     If Awards under the Restated Equity Plan are accelerated in connection with a Change in Control of the Company, all or a portion of the value of such Awards may constitute "excess parachute payments." The Company would not be permitted to deduct excess parachute payments, and the recipient of such a payment would be subject to a 20 percent federal excise tax. Furthermore, excess parachute payments to individuals covered by Section 162(m) of the Code would reduce the $1 million limitation on deduction of their compensation by an equal amount, and thus could result in other compensation to such individuals being nondeductible by the Company.

     Amendment. The Restated Equity Plan may be terminated, suspended, amended or modified by the Board of Directors with the consent of a majority of the Class B Directors, provided that no termination, suspension, amendment or modification (i) may be made without shareholder approval to the extent such approval is required by federal or state law, regulation or rule of any stock exchange or automated quotation system on which the Class A Common Stock is listed or quoted, or (ii) may, without the consent of the participant affected, impair the rights of a participant under the Restated Equity Plan.

VOTE REQUIRED.

     Approval of the Restated Equity Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the Restated Equity Plan. A holder of Class A Common Stock may, with respect to the approval of the Restated Equity Plan, (i) vote "FOR" such approval, (ii) vote "AGAINST" such approval or
(iii) "ABSTAIN" from voting on the Restated Equity Plan. A vote to abstain on this matter will have the effect of a vote against approval of the Restated Equity Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE AWARD PLAN. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR APPROVAL OF THE RESTATED EQUITY PLAN.

B. APPROVAL OF THE 1999 EXECUTIVE OFFICER PERFORMANCE PLAN

PRINCIPAL TERMS OF THE PLAN.

     The Performance Plan provides for annual awards (the "Incentive Awards") which measure Company performance in terms of both the growth of operating income over the prior year and the excess of operating income over a return on average equity threshold. The Performance Plan provides that the Incentive Award for the Chief Executive Officer ("CEO") for the 1999 Plan Year will equal the sum of (i) 1.95% of Pre-Bonus, Pre-Tax Net Operating Income in excess of the amount that represents a 19% return on average equity capital and (ii) 7% of the increase (or decrease to the extent of the amount calculated under clause (i)) in Pre-Tax, After Bonus Net Operating Income; the CEO's Incentive Award for the 2000 Plan Year will equal the sum of (i) 1.80% of Pre-Bonus, Pre-Tax Net Operating Income in excess of the amount that represents a 20% return on average equity capital and (ii) 7% of the increase (or decrease to the extent of the amount calculated under clause (i)) in Pre-Tax After Bonus Net Operating Income; and the CEO's Incentive Award for the 2001 Plan Year will equal the sum of (i) 1.65% of the Pre-Bonus, Pre-Tax Net Operating Income in excess of the amount that represents a 21% return on average equity capital and (ii) 7% of the increase (or decrease to the extent of the amount calculated under clause (i)) in Pre-Tax, After Bonus, Net Operating Income. The Performance Plan further provides that the Incentive Award for the Company's next most senior officer-director (after the CEO) shall for each Plan Year be 85% of the CEO's Incentive Award for such Plan Year. The Incentive Award for any other officer- director shall for each Plan Year be 75% of the CEO's Incentive Award for such Plan Year; Incentive Awards for officer-directors under the Performance Plan are payable 70% in cash and 30% in at-the-money In Lieu Awards to purchase Class A Common Shares pursuant to the Restated Equity Plan, subject to the availability of equity awards. The Incentive Award for all other Plan Participants for each Plan Year shall be a maximum of 60% of the CEO's Incentive Award for such Plan Year. The Incentive Award for each Participant other than an officer-director may be reduced in the discretion of the Compensation Committee. Shortly after the close of each fiscal year, the Compensation Committee will certify whether the preestablished formula for the awards been satisfied and, if so, determine the awards payable under the Performance Plan. The number of persons eligible to participate in the Performance Plan is expected to initially be 12.

     To the extent an award for a Participant other than an officer-director is reduced as discussed above, the excess will not be available to the other executives participating in the Performance Plan, but will remain available for distribution to participants in the Company-wide, annual incentive award plan. Generally, a participant must be employed by the Company or a subsidiary of the Company on the last day of the applicable plan year to be entitled to receive an award under the Performance Plan for the year. However, if a participant's employment is terminated as a result of death, disability or retirement, by the Company or a subsidiary without Cause or, by the Participant for Constructive Termination (as those terms are defined in the Performance Plan), a pro rata award may in the discretion of the Committee be payable for the year of termination.

     Each participant may have the right to defer receipt of all or a part of any cash payment due with respect to an award under the Performance Plan, in accordance with the terms of the Company's Deferred Compensation Plan.

AWARDS UNDER THE PLAN

     The annual Incentive Awards under the Performance Plan for services to be rendered in each of the years 1999 through 2001 are not determinable since they will be dependent on 1999 through 2001 annual operating results. If the compensation award formula for each of the Plan Years 1999 through 2001 had applied to the 1998 and 1997 Plan Years, the Incentive Awards that would have been paid to Messrs. Schwertfeger, Dean and Amboian for 1997 and 1998 are set forth in the table below. The table shows for each individual and each "pro forma" Plan Year, a range of cash incentive compensation and option shares that would have been awarded under the Performance Plan for each such year. Under the Performance Plan the formula changes each year from 1999 through 2001, and the low end of the range represents application of the 2001 formula, and the high end of the range represents application of the 1999 formula. Option share amounts are calculated to reflect the 70% cash/30% option award split for awards to officer-directors under the Performance Plan, and are calculated based on the actual value per option share award used by the Company in granting options pursuant to the 1998 and 1997 annual incentive award programs.

                                      26.1

                     PLAN BENEFITS IF 1999 PERFORMANCE PLAN
                      HAD BEEN IN EFFECT FOR 1998 AND 1997
                                 (IN THOUSANDS)

                                                      1998                           1997
                                          ----------------------------   ----------------------------
                                             CASH           OPTION          CASH           OPTION
                  NAME                     AWARD($)     AWARD (SHARES)    AWARD($)     AWARD (SHARES)
                  ----                     --------     --------------    --------     --------------
Timothy R. Schwertfeger
  Chairman and Chief Executive
  Officer...............................  1,957-2,265       89-104       1,245-1,522       64-78
Anthony T. Dean
  President and Chief Operating
  Officer...............................  1,663-1,925        76-88       1,059-1,294       54-66
John P. Amboian
  Executive Vice President and Chief
  Financial Officer.....................  1,468-1,699        67-78         934-1,141       48-58

     The awards that would have been made for the years 1998 and 1997 to the other executive officers who would have participated in the Performance Plan are not determinable because the amounts of such awards are reduced at the discretion of the Compensation Committee. Similarly, because of the Compensation Committee's authority to reduce bonus amounts payable to such other executive officers, the amount which would have been paid to all executive officers as a group under the Performance Plan is not determinable.

     Amendment. The Performance Plan may be amended or terminated by a majority vote of the Board of Directors, provided that no amendment or termination may have the effect of increasing the award that would otherwise be payable to a participant for any plan year that begins before such amendment or termination is adopted by the Board of Directors.

VOTE REQUIRED.

     Approval of the Performance Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the Performance Plan. A holder of Class A Common Stock may, with respect to the approval of the Performance Plan, (i) vote "FOR" such approval, (ii) vote "AGAINST" such approval or (iii) "ABSTAIN" from voting on the Performance Plan. A vote to abstain on this matter will have the effect of a vote against approval of the Performance Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 EXECUTIVE OFFICER PERFORMANCE PLAN. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE PLAN.

                             SELECTION OF AUDITORS

     The independent certified public accounting firm of KPMG LLP, a member of the international accounting firm Klynveld Peat Marwick Goerdeler, has been selected by the Board of Directors upon recommendation of its Audit Committee to act as the auditors for the Company and its subsidiaries for the current fiscal year. At the annual meeting, the shareholders will be asked to ratify the Board of Directors' selection. A holder of Common Stock may, with respect to the selection of independent auditors, (i) vote "FOR" such selection, (ii) vote "AGAINST" such selection or (iii) "ABSTAIN" from voting on the selection. A vote to abstain from voting on this matter will have the effect of a vote against such selection.

     KPMG LLP, which has served as independent auditors of the Company and its subsidiaries since the Company's inception in March 1992, is expected to have a representative present at the annual meeting to respond to appropriate questions of shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

               PROPOSALS BY SHAREHOLDERS FOR 2000 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 2000 annual meeting of shareholders must be received by the Company by November 29, 1999 in order to be considered for inclusion in the Company's 2000 Annual Meeting Proxy Statement and form of proxy to be mailed in March 2000.

     Notice of any proposal to be presented by any shareholder at any meeting of shareholders, as set forth in the By-laws of the Company, shall be given to the Secretary of the Company not less than 60 (March 8, 2000) nor more than 90 (February 6, 2000) days prior to the date of the meeting: provided however, that if the date of the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth shareholder's name and address, the number and class of all shares beneficially owned and any material interest of such shareholder in the proposal. The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposal not to be considered if such notice has not been duly given.

     The Nominating Committee will consider persons recommended by shareholders as candidates for election to the Board of Directors at the annual meeting of shareholders. The By-laws of the Company provide that a shareholder wishing to nominate a candidate for election to the Board is required to give notice to the Secretary of the Company of such nomination. The notice of nomination must be received by the Company not less than 60 days nor more than 90 days prior to the shareholders' meeting, or if less than 70 days' notice or prior disclosure of the meeting date is given or made, the notice of nomination must be received within ten days after the meeting date is announced. The notice of nomination is required to contain certain information as set forth in the By-laws about both the nominee and the shareholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person's eligibility to serve as director. A nomination which does not comply with the above requirements will not be considered.

     Such proposals or nominations should be addressed to Alan G. Berkshire, Corporate Secretary, The John Nuveen Company, 333 West Wacker Drive, Chicago, Illinois 60606.

                                    GENERAL

     Management does not intend to present and does not have reason to believe that others will present any other items of business at the meeting. However, if other matters are properly presented at the meeting for a vote, the persons named in the proxies will have discretion to vote in accordance with their own judgment on such matters.

     A list of shareholders entitled to be present and to vote at the meeting will be available at the offices of the Company, 333 West Wacker Drive, Chicago, Illinois, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

     Failure of a quorum to be present at the meeting will necessitate adjournment. The persons named in the enclosed proxy may also move for an adjournment of the meeting to permit further solicitation of proxies with respect to any of the proposals if they determine that adjournment and further solicitation is reasonable and in the best interests of the shareholders. Under the Company's By-laws, an adjournment of a meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

     IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                    ALAN G. BERKSHIRE
                                                        Secretary

                                                                       EXHIBIT A

             AMENDED AND RESTATED 1996 EQUITY INCENTIVE AWARD PLAN

     The John Nuveen Company hereby establishes the Amended and Restated 1996 Equity Incentive Award Plan for the benefit of its eligible Participants (as hereinafter defined) for the purposes hereinafter set forth.

I. DEFINITIONS

     (a) "Award" shall mean an award of Non-Qualified Stock Options, Restricted Stock, or any combination thereof.

     (b) "Beneficiary" shall mean (i) in the event of the Disability or incompetence of a Participant, the person or persons who shall have acquired on behalf of such Participant by legal proceeding or otherwise the right to receive the benefits specified under this Plan, or (ii) in the event of a Participant's death, the person, persons, trust or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (c) "Board of Directors" shall mean the Board of Directors of the Company.

     (d) "Bonus Committee" shall mean the senior executive officers of the Company selected by the Board of Directors to administer the Company's Annual Incentive Award Plan.

     (e) "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean (i) the willful engaging by the Participant in conduct which the Participant knows, or has substantial reason to believe, is illegal to the extent of a felony violation (or the equivalent seriousness under laws other than those of the United States) and which has effects on the Company or the Participant materially injurious to the Company; (ii) any act or acts of serious dishonesty or gross misconduct which result in material damage to the Company or its business or reputation or which the Board of Directors reasonably determines do materially and adversely affect the value, reliability or performance of the Participant to the Company; (iii) the willful and continued failure by the Participant to perform his or her duties to the Company (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant by the Board of Directors identifying the manner in which the Participant has failed to substantially perform his or her duties. For purposes of the proviso of the preceding sentence: (i) no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company; (ii) any act or failure to act by the Participant based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company; and (iii) notwithstanding the foregoing, the Participant shall not be deemed to have been terminated with Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of a majority of the entire Board of Directors of the Company at a meeting of the Board called and held after such reasonable notice to the Participant and at which the Participant has had an opportunity, together with his or her other counsel, to be heard before such Board, finding that in the good faith opinion of such Board, the Participant was guilty of the conduct set forth above and specifying the particulars thereof in detail.

     (f) "Change in Control" shall mean any of the following:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company,
     (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

          (ii) individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) The approval by the shareholders of the Company of (x) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of the Company or (y) the acquisition of assets or stock of another corporation in exchange for voting securities of the Company (each of (x) and (y), a "Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, (except to the extent that such ownership existed prior to the Business Combination) an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing the greater of (1) 20% thereof or (2) a percentage thereof equal to or greater than the percentage thereof held after such transaction by the persons who were the owners of the Company's Class B stock prior to such transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

     (g) "Class A Common Stock" shall mean the Class A Common Stock of the Company, par value $.01 per share.

     (h) "Class B Common Stock" shall mean the Class B Common Stock of the Company, par value $.01 per share.

     (i) "Class B Directors" shall mean those members of the Board of Directors of the Company that have been nominated and elected by the holders of the Class B Common Stock in accordance with the provisions of the Company's certificate of incorporation.

     (j) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (k) "Committee" shall mean a committee of the Board of Directors, the members of which are selected by and serve at the pleasure of the Board of Directors; provided, however, that the Committee shall at all times consist of at least two directors. The Committee shall initially be the Compensation Committee of the Board of Directors.

     (l) "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

     (m) "Company" shall mean The John Nuveen Company, a Delaware corporation, and its successors.

     (n) "Constructive Termination" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Constructive Termination" shall mean any of the following, without the written consent of the Participant: (i) a substantial adverse change in the Participant's position, authority, responsibilities or titles; (ii) a requirement that the Participant retire before reaching age 65; or (iii) a material reduction in the Participant's base salary, incentive compensation opportunities, or other employee benefits; or (iv) in the case of an officer/director, a requirement that the Participant relocate to an office or location other than that at which he is based at the grant date of an Award. For purposes of the proviso of the preceding sentence, a Participant shall not be deemed to have terminated his or her employment as a result of Constructive Termination unless he or she gives notice within 90 days after an event described in such proviso and the Company has not cured the condition within 60 days of its receipt of such notice.

     (o) "Deferred Dividend Equivalents" means Dividend Equivalents, the delivery of which is deferred pursuant to Section 3.3(a), together with the interest thereon specified in Section 3.3(c).

     (p) "Deferred Restricted Stock" means Restricted Stock, the delivery of which is deferred pursuant to Section 3.3(a).

     (q) "Disability" shall mean the inability of a Participant to perform the services normally rendered to his or her Employer due to a physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee, and which results in the Participant's inability to perform his or her normal duties to the Employer.

     (r) "Dividend Equivalent" shall mean a right, provided automatically in connection with an Award of Deferred Restricted Stock, to receive on the payment date for any dividend on the Class A Common Stock cash compensation from the Company equal to the dividend that would have been paid on such shares of Restricted Stock (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend; provided, that if such dividend would not have been paid in cash, the Dividend Equivalent with respect thereto shall not be paid unless and until certificates evidencing the Deferred Restricted Stock with respect to which it is paid are issued to the Participant (at which time such Dividend Equivalent shall be paid together with interest thereon at the Prime Rate from the date such dividend would have been payable until the payment date for such Dividend Equivalent); and provided, further, that such payment of all Dividend Equivalents may also be deferred pursuant to the deferral election with respect to such Restricted Stock. Unless specifically provided otherwise, the term "Dividend Equivalents" includes (but is not limited to) Deferred Dividend Equivalents.

     (s) "Effective Date" of an Award shall mean the date of the grant as specified by the Committee.

     (t) "Employer" shall mean the Company with respect to its employees and each Nuveen Subsidiary with respect to its employees.

     (u) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (v) "Exercise Price" shall mean the price at which each share of Class A Common Stock covered by a Non-Qualified Stock Option may be purchased.

     (w) "Fair Market Value" of a share of Class A Common Stock shall mean the closing price of the Class A Common Stock on the New York Stock Exchange as reported on the Composite Tape and published in The Wall Street Journal, or, if there is no trading of the Class A Common Stock on the date in question, then the closing price of the Class A Common Stock, as so reported and published, on the next preceding date on which there was trading in the Class A Common Stock. "Fair Market Value" of other property shall be determined by the Committee.

     (x) "Non-Qualified Stock Option" or "Option" shall mean a right to purchase a specified number of shares of Class A Common Stock at a specified price, which is not intended to comply with the terms and conditions for a tax-qualified stock option as set forth in Section 422 of the Code, as such section may be in effect from time to time.

     (y) "Nuveen Subsidiary" shall mean any corporation or other entity, of which 50% or more of the normal voting power for the election of directors or other managers is owned, directly or indirectly, by the Company.

     (z) "Participant" shall mean an employee of the Company or a Nuveen Subsidiary or a non-employee director of the Company who has been granted an Award under the Plan.

     (aa) "Performance Goals" shall mean performance goals established by the Committee prior to the grant of an Award based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and dividends), achievement of cost control, or stock price, in each case of the Company or a Nuveen Subsidiary, or a division or department of the Company or a Nuveen Subsidiary for or within which the Participant is primarily employed, and that are intended to qualify under Section 162(m) of the Internal Revenue Code. Such Performance Goals also may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

     (bb) "Plan" shall mean this Nuveen Amended & Restated 1996 Equity Incentive Award Plan.

     (cc) "Prime Rate" shall mean the prime rate of interest as reported by The First National Bank of Chicago or any successor thereto, or a comparable bank selected by the Committee.

     (dd) "Restricted Stock" shall mean an award of shares of Class A Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on and risk of forfeiture of Restricted Stock generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances specified in the Plan or an agreement relating to the Restricted Stock. Unless specifically provided otherwise, the term "Restricted Stock" includes (but is not limited to) Deferred Restricted Stock.

     (ee) "Retirement" shall mean the retirement of a Participant from the employment of the Company or a Nuveen Subsidiary at (i) such Participant's normal retirement date upon reaching age 65, or (ii) such Participant's early retirement either (A) upon having reached that age, which, when added to his or her years of continuous service (as such term is defined under the Nuveen Employees' Retirement Plan or any successor thereto) is equal to or greater than 90, or (B) with the approval of the Committee.

     (ff) "Section 162(m)" shall mean Section 162(m) of the Code and the Treasury Regulations thereunder.

     (gg) "Termination of Employment" shall mean a cessation of the employee-employer relationship between a Participant and an Employer (other than by reason of transfer of the employee to another Employer), or the consummation of a transaction whereby a Participant's Employer (other than the

Company) ceases to be a Nuveen Subsidiary (such consummation, a "Disaffiliation Transaction"). The employment of a Participant who is on an approved leave of absence in excess of two years shall be considered terminated as of the commencement of such leave for all purposes of the Plan.

II. THE PLAN

2.1 Purposes.

     The purposes of the plan are to enable the Company and Nuveen Subsidiaries to attract and retain exceptionally qualified employees (and non-employee directors) upon whom the sustained growth and profitability of the Company and Nuveen Subsidiaries will depend in large measure, to provide added incentive for such individuals to enhance the value of the Company for the benefit of its stockholders, and to strengthen the mutuality of interests between Participants and the Company's stockholders by providing equity-based incentive awards. The Plan is intended to achieve these purposes through the award of Non-Qualified Stock Options and Restricted Stock.

2.2 Administration.

     The Plan shall be administered by the Committee. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or the written consent of a majority of its members. The Committee may (i) delegate to any one or more of the members thereof or to an officer of the Company any of its authority with respect to the Plan, other than any such delegation that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to quality as "performance-based compensation" under Section 162(m) of the Code, and (ii) authorize any one or more of the members thereof or any officer of the Company to execute and deliver documents on behalf of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations relating to administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive. The duties of the Committee shall include, but shall not be limited to, selecting individuals for participation in the Plan, determining the types, sizes, terms and provisions of Awards (which need not be identical), making disbursements and settlements of Awards, creating trusts, determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Non-Qualified Stock Options, Restricted Stock, construing the provisions of the Plan, modifying the terms of any Award, and authorizing the exchange or replacement of Awards; provided, however, that no such modification, exchange or substitution shall be to the detriment of a Participant with respect to any Award previously granted, and provided, further, that in no event shall the Committee be permitted to reduce the Exercise Price of any outstanding Option or to exchange or replace an outstanding Option with a new Option with a lower Exercise Price, except pursuant to Section 4.1. Subject only to compliance with the express provisions of the Plan, the Committee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan. The Committee shall have the power and authority to appoint and authorize such of the Company's officers or other persons to perform such functions in the execution and administration of the Plan (other than the interpretation of the Plan and the adoption of rules governing its execution and administration) as the Committee shall determine from time to time. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. Notwithstanding any other provision of the Plan, if the Committee designates an Award of Restricted Stock as being intended to qualify as "performance-based compensation" under Section 162(m), neither the Committee nor the Board of Directors shall have any power to take any action with respect to such Award, if the result would be to cause it to cease to qualify as "performance-based compensation" under Section 162(m).

2.3 Participation.

     Officers and other employees of the Company or a Nuveen Subsidiary, including those who also serve as directors of the Company or a Nuveen Subsidiary, and non-employee directors of the Company shall be eligible to participate in the Plan upon selection and approval by the Committee. The Committee may, in its discretion, delegate to the Bonus Committee of the Board of Directors the authority to select individuals for participation in the Plan and to whom Awards may be granted, provided that such individuals are not subject to Section 16(b) of the Exchange Act. Participants shall be selected because they are in a position to have a significant impact on achieving the long-term profit and growth objectives of the Company and/or a Nuveen Subsidiary. An individual who has received Awards may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Awards granted under the Plan may be terminated or forfeited upon the occurrence of such events or in such circumstances, including at or following a Participant's Termination of Employment, as the Committee shall specify.

2.4 Shares Reserved for Plan.

     (a) The total number of shares of Common Stock reserved and available for issuance in connection with Awards under the Plan shall be 7,300,000 (including the 3,800,000 shares approved in February 1996 and the additional 3,500,000 shares approved in March 1999), all of which shall be Class A Common Stock; provided however that the total number of shares of Class A Common Stock that may be issued in connection with the awards of Restricted Stock under the Restated Equity Plan shall not exceed 950,000. The maximum number of shares of Class A Common Stock with respect to which any one Participant may be granted Awards in any one calendar year shall be 600,000 for Options and 120,000 for Restricted Stock. Except as contemplated by the provisions of Section 4.1(a) hereof, the Committee shall not increase the number of shares available for issuance in connection with Awards under the Plan or to any one individual as set forth above. In no event shall Awards be outstanding at any one time that have resulted or could result in the issuance of a number of shares of Class A Common Stock in excess of the number then remaining reserved and available for issuance under the Plan. If any shares of Class A Common Stock subject to an Award are forfeited or such Award otherwise terminates without a distribution of shares to the Participant, or if shares of Class A Common Stock are tendered to the Company in satisfaction of the exercise price of, or in payment of any required income tax withholding for, an option awarded hereunder, any shares counted against the number of shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or tender, again be available for Awards under the Plan.

     (b) Notwithstanding the foregoing, Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the above limitations on numbers of shares available for Awards generally or any particular kind of Award under the Plan.

     (c) Any shares of Class A Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

III. AWARDS UNDER THE PLAN

3.1 In General; "In Lieu Awards".

     (a) Non-Qualified Stock Options and Restricted Stock may be awarded in accordance with the provisions of the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan. Awards granted under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Nuveen Subsidiary or any other right of a Participant to receive payment from the Company or any Nuveen Subsidiary.

     (b) Without limiting the generality of the foregoing, the Committee may from time to time make an Award hereunder in lieu of (and the vesting of which may be contingent upon the recipient's having earned at some future period) a specified cash award under the Nuveen 1999 Executive Officer Performance Plan or the Nuveen Annual Incentive Award Plan (the "Incentive Plans"). In this event, the Committee shall establish at the time of the grant of such an "In Lieu Award" the "Fair Value" of such award, which shall be the amount by which the cash award otherwise payable to the recipient under the Incentive Plans for one or more specified Plan Years will be reduced (and the vesting of the In Lieu Award may be dependent upon having earned an award under the Incentive Plans at least equal to the Fair Value of the In Lieu Award). In determining "Fair Value," the Committee may take into account such factors as it deems appropriate, including but not limited to the Fair Market Value of the shares represented by any award, any restrictions on vesting and transferability of an award, and values calculated by option pricing models.

     (c) After the Committee has approved the grant of an Award to a Participant and established the applicable terms and conditions of the Award applicable to such Participant, such Participant shall be given written confirmation of such Award.

3.2 Non-Qualified Stock Options.

     All Non-Qualified Stock Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time determine and shall be subject to such terms, conditions, restrictions and limitations as deemed appropriate by the Committee and, in addition, to the following terms and conditions:

     (a) All Non-Qualified Stock Options awarded under the Plan shall represent the right to purchase shares of Class A Common Stock.

     (b) The Exercise Price for each share of Class A Common Stock covered by a Non-Qualified Stock Option shall be determined and fixed by the Committee and shall be set forth in such Option; provided, however, that the Exercise Price shall in no event be less than the Fair Market Value of the Class A Common Stock on the Effective Date of the Award, and provided, further, that in no event shall the Exercise Price be less than the par value of the Class A Common Stock.

     (c) Each Non-Qualified Stock Option awarded under the Plan shall be evidenced by a Stock Option Agreement in a form approved by the Committee, to be executed between the Company and the person to whom such Option is granted.

     (d) The term of each Non-Qualified Stock Option shall be not more than ten years from the date of grant, as the Committee shall determine, subject to earlier termination as provided in Section 3.2(i).

     (e) Except as otherwise provided in Section 3.2(i) or Section 4.1(b), Non-Qualified Stock Options awarded to a Participant shall become exercisable on such date or dates, and subject to such conditions, as specified by the Committee in connection with the grant thereof. Any shares covered by an exercisable Option that are not purchased on an applicable installment date may be purchased at any time thereafter prior to the final expiration of the Option.

     (f) Subject to the terms and conditions of the Option, during its term an Option may be exercised only by the optionee, by a legal representative upon the incapacity of the optionee or by the Beneficiary upon the death of the optionee, by giving written notice of exercise to the Company prior to expiration of the Option, specifying the number of shares to be purchased and accompanied by the payment of the aggregate Exercise Price therefor.

     (g) No partial exercise of any Option may be for less than 100 shares or the number of shares remaining subject to such Option, whichever is less.

     (h) The aggregate Exercise Price for all shares purchased pursuant to exercise of an Option shall be paid for at the time of such purchase and prior to the delivery of said shares either (i) in cash or by check, bank draft or money order payable to the order of the Company, or (ii) subject to the discretion of the Committee, through the delivery (actual or constructive) of previously acquired shares of Class A Common Stock owned by the optionee, to the extent that such payment does not require the delivery of a fractional share of such previously acquired Class A Common Stock, and provided that such previously acquired shares have been held by the optionee for at least six months, (iii) subject to the discretion of the Committee, through the authorization of a third party broker-dealer acceptable to the Company to sell shares of Class A Common Stock acquired upon exercise of the Option (or a portion thereof) and remit to the Company a portion of the proceeds sufficient to pay the aggregate Exercise Price of, and any required income tax withholding payments relating to, such exercise, or (iv) a combination of, (ii) and (iii). For purposes of the immediately preceding sentence, previously acquired shares of Class A Common Stock shall be valued at the average of the high and low sales prices of the Class A Common Stock on the New York Stock Exchange Composite Tape as of the date of exercise.

     (i) (1) Except as otherwise specified by the Committee at the time of grant, in the case of Options that are not In Lieu Awards, in the event of Termination of Employment of an optionee who is an employee of the Company or a Nuveen Subsidiary other than by reason of the optionee's death, Disability or Retirement, by the Employer without Cause, by the optionee as a result of Constructive Termination or as a result of a Disaffiliation Transaction, any Options previously awarded to such optionee that have not become exercisable as of the date of Termination of Employment shall be forfeited, and all other Options that are exercisable but have not been exercised as of the date of Termination of Employment shall be exercisable for a period of 60 days following the date of Termination of Employment (but not after the expiration date of the Option) and shall, if not theretofore exercised, terminate upon the expiration of such 60-day period. If Termination of Employment is by reason of the death, Disability or Retirement of the optionee, any Options not exercised as of the date of Termination of Employment (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time within three (3) years after the date of Termination of Employment (but not after the expiration date of the Option) to the extent of the total number of shares subject to Option. If Termination of Employment is by the Employer without Cause, by the optionee as a result of Constructive Termination or as a result of a Disaffiliation Transaction, any Options not exercised as of the date of Termination of Employment (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time within sixty
(60) days after the date of Termination of Employment (but not after the expiration date of the Option) to the extent of the total number of shares subject to Option.

     (2) Except as otherwise specified by the Committee at the time of grant, in the case of Options that are In Lieu Awards, in the event of Termination of Employment of an optionee who is an employee of the Company or a Nuveen Subsidiary other than by reason of the optionee's death, Disability or Retirement, by the Employer without Cause, by the optionee as a result of Constructive Termination or as a result of a Disaffiliation Transaction, any Options previously awarded to such optionee that have not become exercisable as of the date of Termination of Employment shall be forfeited, and all other Options that are exercisable but have not been exercised as of the date of Termination of Employment shall be exercisable for a period of 60 days following the date of Termination of Employment (but not after the expiration date of the Option) and shall, if not theretofore exercised, terminate upon the expiration of such 60-day period. If Termination of Employment is by reason of the death, Disability or Retirement of the optionee, by the Employer without Cause, by the optionee as a result of Constructive Termination or as a result of a Disaffiliation Transaction, any Options not exercised as of the date of Termination of Employment (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time until the expiration date of the Option to the extent of the total number of shares subject to Option; provided, however, that any such Options awarded after March 1999 shall in no event remain exercisable for more than five years following any such Termination of Employment.

     (j) The grant and exercise of Options hereunder shall be subject to all applicable rules and regulations of governmental authorities. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, the Company's obligation to deliver shares upon exercise shall be conditioned upon such listing, registration, qualification, consent or approval, which shall have been effected or obtained free of any conditions not acceptable to the Committee.

     (k) The holder of an Option granted under this Plan shall have no rights as a stockholder with respect to any shares of Class A Common Stock covered by such Option until the date of issuance of a stock certificate for such shares.

     (l) Unless an optionee could otherwise transfer shares issued upon exercise of an Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of shares issued upon exercise of the Option.

     (m) The Committee may, in its discretion, from time to time establish procedures whereby optionees may elect to defer receipt of shares of Class A Common Stock purchased by exercise of Options.

3.3 Restricted Stock.

     (a) The Committee may grant Awards of Restricted Stock to Participants, subject to such restrictions on transferability and such other restrictions as the Committee may impose in its discretion, including without limitation the achievement of Performance Goals. If a Participant so elects in accordance with such procedures as the Committee may from time to time specify, the delivery of such Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.

     (b) Restricted Stock other than Deferred Restricted Stock granted under the Plan shall be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of such certificate, and each Participant awarded such Restricted Stock shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock, during the period when the Restricted Stock is nontransferable and/or subject to a risk of forfeiture, at the end of which period certificates evidencing such Restricted Stock shall be delivered to the Participant (unless such Restricted Stock has previously been forfeited pursuant to Section 3.3(e)). From the Effective Date of the Award of such Restricted Stock through the earlier of (i) the date such Restricted Stock is forfeited pursuant to Section 3.3(e) and (ii) the date certificates evidencing such Restricted Stock are delivered to the Participant, the Participant shall have all rights of a stockholder with respect to such shares, including but not limited to the right to receive all dividends and other distributions paid with respect thereto and to vote (in person or by proxy) such shares at any meeting of the stockholders of the Company; provided, that any dividend or distribution that is not payable in cash shall be subject to the same restrictions on transferability and other restrictions as the Restricted Stock with respect to which it is paid and shall be treated for all purposes of the Plan as if it were part of the Award of such Restricted Stock.

     (c) Deferred Restricted Stock shall not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election pursuant to Section 3.3(a), at which time certificates evidencing such Deferred Restricted Stock shall be delivered to the Participant (unless such Deferred Restricted Stock has previously been forfeited pursuant to Section 3.3(e)). From the Effective Date of an Award of Deferred Restricted Stock through the earlier of (A) the date such Deferred Restricted Stock is forfeited pursuant to Section 3.3(e) and (B) the date certificates evidencing such Deferred Restricted Stock are delivered to the Participant, the Participant shall be entitled to receive as compensation from the Company Dividend Equivalents with respect thereto, but shall have none of the rights of a stockholder with respect to such shares; provided, that if the deferral election made with respect to such Deferred Restricted Stock specifies that the Dividend Equivalents will be deferred, the Dividend Equivalents shall not be paid until the date or dates specified in such deferral election, at which time they shall be paid together with interest thereon at the Prime Rate from the date such Dividend Equivalents would otherwise have been paid until the actual payment date.

     (d) Neither Awards of Restricted Stock under the Plan which have not fully vested under the vesting provisions applicable thereto, nor the right to vote and receive dividends on unvested Restricted Stock which is not Deferred Restricted Stock, nor the right to receive Dividend Equivalents on Deferred Restricted Stock, may be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of the Participant or of any agent of such Participant or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any of its subsidiaries, or any agent or any custodian holding certificates for such stock pursuant to the provisions of the Plan.

     (e) Unless otherwise provided by the Committee, in the event of Termination of Employment of a Participant other than by reason of the Participant's death, Disability or Retirement, by the Employer without Cause, by the Participant as a result of Constructive Termination, or as a result of a Disaffiliation Transaction, all shares of Restricted Stock awarded to such Participant that have not fully vested on the date of Termination of Employment shall be forfeited by such Participant and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall have any rights or interest in such shares, and the Participant's name shall be deleted from the list of the Company's stockholders with respect to such shares. If Termination of Employment is by reason of the death, Disability or Retirement of the Participant, by the Employer without Cause, by the Participant as a result of Constructive Termination, or as a result of a Disaffiliation Transaction, all restrictions and risk of forfeiture with respect to Restricted Stock that have not fully vested on the date of Termination of Employment shall lapse and all such shares of Restricted Stock shall become fully and irrevocably vested, all Deferred Restricted Stock shall be immediately delivered and all Deferred Dividend Equivalents shall be immediately paid in full to the Participant.

IV. OTHER PROVISIONS

4.1 Adjustments Upon Corporate Changes.

     (a) Without limiting the provisions of subsection (b) of this Section 4.1, in the event that (i) the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company upon a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise, or (ii) the Company makes any extraordinary distribution of cash or property on the Common Stock, the Committee shall make an appropriate and proportionate adjustment in the number and kind of shares reserved and available for issuance under the Plan, in the Restricted Stock theretofore awarded (if necessary to avoid an adverse effect on the value of such Restricted Stock), and in the number and kind of shares subject to outstanding Non-Qualified Stock Options and the exercise price thereof.

     (b) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risk of forfeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant by written notice to the Company delivered prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, all deferral or vesting periods relating to Awards shall immediately expire, and (i) all unexercised Options shall become immediately and fully exercisable; (ii) all shares of Restricted Stock not previously vested shall vest immediately and be delivered to the Participant entitled thereto; (iii) all Deferred Restricted Stock shall be immediately delivered to the Participant entitled thereto; and (iv) all Deferred Dividend Equivalents not previously paid shall be immediately paid over to the Participant entitled thereto.

     (c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, restriction periods and deferral periods in recognition of unusual or nonrecurring events affecting the Company or any Nuveen Subsidiary or the financial statements of the Company or any Nuveen Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that no such modification shall be made to the detriment of a Participant with respect to any Award previously granted; and provided, further, that no such modification may be made if the result would be to cause an Award that was previously qualified as "performance-based compensation" under Section 162(m) of the Code to cease to so qualify.

4.2 Rights of Participants and Beneficiaries.

     (a) Nothing contained in the Plan (or in any documents evidencing an Award) shall confer upon any Participant any right to continue in the employ of his or her Employer or constitute any contract or agreement of employment or interfere in any way with the right of such Employer to reduce such Participant's compensation from the rate in effect at the time of an Award or to terminate such Participant's employment with or without cause, but nothing contained herein or in any document evidencing an Award shall affect any other contractual rights of a Participant. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.

     (b) All settlements of Awards shall be made hereunder only to the Participant or his or her Beneficiary entitled thereto pursuant to the Plan. Neither the Company nor any Nuveen Subsidiary shall be liable for the debts, contracts, or engagements of any Participant or his or her Beneficiary, and rights relating to Awards under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of an Employer; nor shall any Participant or his or her Beneficiary have any right to assign, pledge or hypothecate any benefits or rights hereunder.

     (c) Except as provided in Section 3.3(d) with respect to Restricted Stock that is not Deferred Restricted Stock, no Award shall confer on any Participant any of the rights of a shareholder of the Company (including any right to receive dividends) unless and until shares of Common Stock are registered in the name of and delivered to such person in connection with such Award.

     (d) No fractional shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

4.3 Governing Law.

     This Plan and documents evidencing Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the State of Delaware. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

4.4 Withholding.

     The Company shall have the right to deduct any sums that federal, state, local or foreign tax laws may require to be withheld with respect to Awards, settlement of Awards, and the payment of dividends, Dividend Equivalents and interest with respect to Awards. Subject to the rules and regulations of the Committee, this authority shall permit (but shall not obligate) the Company to withhold and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, including tax obligations in excess of mandatory withholding requirements (but not in excess of the maximum marginal tax rate). The Company may require, as a condition to issuing or delivering shares of Class A Common Stock or cash in settlement of Awards or as payment of dividends, Dividend Equivalents or interest with respect to Awards, that the Participant pay to the Company any sums that may be required to satisfy any applicable withholding tax, and unless otherwise determined by the Committee, withholding obligations may be settled with shares of Class A Common Stock, including Class A Common Stock that is part of the Award that gives rise to the withholding requirement, in accordance with procedures established by the Committee. Except as contemplated by the preceding sentence, the Company shall have no obligation to advise any Participant of the existence of any tax or the amount which the Company will be required to withhold.

4.5 Amendment and Termination of Plan and Awards.

     Notwithstanding anything herein to the contrary other than the last sentence of Section 2.2, the Board of Directors may, with the consent of a majority of the Class B Directors, at any time and from time to time, terminate or suspend the Plan or amend or modify any of its provisions and the terms and provisions of any Awards theretofore made to Participants which have not been settled; provided, however, that any such termination, suspension, amendment, or modification of the Plan shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted, and provided, further, that, without the consent of an affected Participant, no termination, suspension, amendment, or modification of the Plan or any outstanding Award may impair the rights of such Participant under any Award theretofore granted; and provided, further, that no such modification may be made if the result would be to cause an Award that was previously qualified as "performance-based compensation" under Section 162(m) of the Code to cease to so qualify; and provided, further, that the provisions of
Section 4.1(b) of the Plan shall not be amended in any respect following a Change in Control.

4.6 Unfunded Status of Awards.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, shares of Common Stock, other Awards, or other property pursuant to any Award or to provide other benefits, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of any trust established under the Plan may be authorized to dispose of trust assets and reinvest proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

4.7 Restrictions on Transferability.

     Except as otherwise provided by the Committee, awards under the Plan are not transferable other than to a Beneficiary designated by the Participant in the event of a Participant's death, or by will or the laws of descent and distribution.

4.8 Effective Date.

     This Plan was initially effective as of February 23, 1996, and, as amended and restated, shall be effective as of March 19, 1999, subject to approval by the Company's stockholders, and shall remain in effect until such time as action may be taken to terminate or suspend the Plan pursuant to Section 4.5, or until such time as no shares remain reserved and available for issuance and the Company has no further obligation with respect to any Award granted under the Plan.

[NUVEEN LOGO]
The John Nuveen Company
333 West Wacker Drive
Chicago, IL 60606-1286
www.nuveen.com

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1. Election of four directors - to be elected for a one-year term:

   FOR all nominees listed below    /x/

   WITHHOLD AUTHORITY to vote
   for all nominees listed below    /x/

   *EXCEPTIONS                      /x/


Nominees: Timothy R. Schwertfeger, John P. Amboian, Duane R. Kullberg and Willard L. Boyd.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEES NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________


2. Ratification for the Amended and Restated 1996 Equity Incentive Award Plan.

        FOR   /x/         AGAINST  /x/       ABSTAIN   /x/

3. Ratification of the 1999 Executive Officer Performance Plan.

        FOR   /x/         AGAINST  /x/       ABSTAIN   /x/

4. Ratification of the selection of KPMG Peat Marwick as independent auditors for 1996.

        FOR   /x/         AGAINST  /x/       ABSTAIN   /x/

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                                           Change of Address
                                           Mark Here                 /x/

                                           Note: Please sign exactly as your
                                           name appears on this proxy. If
                                           signing for estates, trusts or
                                           corporations, title or capacity
                                           should be stated. If shares are
                                           held jointly, each holder should
                                           sign.


                                           Dated:__________________  , 1999

                                           ________________________________
                                                     Signature

                                           ________________________________
                                                     Signature

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE INDICATE YOUR CHOICE BY MARKING
AN "X" IN EITHER BLACK OR BLUE INK.     / /

--------------------------------------------------------------------------------

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                           THE JOHN NUVEEN COMPANY

                                    PROXY

                            PROXY FOR ANNUAL MEETING
                     to be held at 10:30 a.m. Chicago time
           in the 6th floor auditorium of the Northern Trust Company,
             50 South LaSalle St., Chicago, Illinois on MAY 6, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Timothy R. Schwertfeger, and John P. Amboian, and any of them, with full power of substitution, proxies for the undersigned to represent and vote as specified in this Proxy all shares of Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The John Nuveen Company to be held on May 6, 1999, and at any adjournment or adjournments thereof, including authority to vote on (1) the election of directors; and (2) ratification of the Amended and Restated 1996 Equity Incentive Award Plan; and (3) ratification of the 1999 Executive Officer Performance Plan; and (4) for the selection of independent auditors in the manner specified on the reverse side.

UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE, ALL SHARES WILL BE VOTED
(1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE AWARD PLAN; (3) FOR THE 1999 EXECUTIVE OFFICER PERFORMANCE PLAN;
AND (4) FOR THE SELECTION OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS.

   (THIS PROXY CONTINUES AND MUST BE VOTED AND SIGNED ON THE REVERSE SIDE)

Change of Address                        THE JOHN NUVEEN COMPANY
____________________                     P.O. BOX 11116
____________________                     NEW YORK, N.Y. 10203-0116
____________________
____________________
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